Exhibit 99.1

SECOND QUARTER 2013

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures

Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this financial supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for fully taxable equivalent (“FTE”). These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine regulatory capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 27 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FHN PERFORMANCE HIGHLIGHTS

(Second Quarter 2013 vs. First Quarter 2013)

Consolidated

•	Net income available to common shareholders was $40.8 million, or $.17 per diluted share, compared to $41.0 million, or $.17 per diluted share in prior quarter

•	Net interest income (“NII”) decreased in second quarter to $160.0 million from $161.4 million; Net interest margin (“NIM”) increased slightly to 2.96 percent from 2.95 percent in the prior quarter

•

The decrease in NII is primarily attributable to a decline in average loan balances (non-strategic loan portfolios and loans to mortgage companies), partially offset by the impact of day variance from prior quarter, declining rates on deposits, and an increase in loan fees

•

The increase in NIM is driven by a decrease in average excess cash held at the Fed, partially offset by declining yields on the investment portfolio and continued run-off of the non-strategic portfolio

•	Noninterest income (including securities gains) was $142.6 million in second quarter compared to $156.4 million in first quarter

•	Decrease largely driven by lower fixed income sales revenue within capital markets and a decline in mortgage banking income in second quarter

•	Noninterest expense was $227.4 million in second quarter compared to $240.5 million in first quarter

•

Decrease primarily driven by lower personnel expense in the corporate and capital markets segments and a reduction in losses from litigation and regulatory matters, partially offset by increased professional fees related to various consulting projects

•	Average loans were $15.9 billion in second quarter compared to $16.1 billion in first quarter; period-end loans increased 2 percent to $16.2 billion

•	Increase in the period-end loan portfolio driven by loan growth in the regional bank, partially offset by continued run-off within the non-strategic portfolios

•

Average core deposits were $15.7 billion in second and first quarters; period-end increased 5 percent to $16.4 billion primarily driven by an increase in Promontory funds and approximately $235 million in core deposits associated with the acquisition of substantially all of the assets and liabilities of Mountain National Bank (“MNB”) from the FDIC

Regional Banking

•	NII was $147.3 million in second quarter compared to $146.1 million in first quarter

•

The increase in NII is primarily attributable to the impact of day variance from prior quarter, an increase in loan fees, and declining rates on deposits, partially offset by lower cash basis NII and lower average loan balances (primarily loans to mortgage companies)

•	NIM was flat in second quarter relative to the prior quarter

•	Period-end loans increased 4 percent, or $506.0 million to $12.6 billion in second quarter

•

Increase primarily driven by loans to mortgage companies and consumer real estate installment loans, coupled with the addition of approximately $215 million in loans associated with the MNB acquisition

•	Provision was $13.2 million in second quarter compared to a provision credit of $2.5 million in prior quarter

•	Provision reflects continued slower pace of favorable grade migration, reduction in pace of improvement for loss rates, and stabilizing asset quality metrics

•	Noninterest income increased slightly to $61.9 million in second quarter from $59.1 million in first quarter

•	Noninterest expense decreased to $128.9 million in second quarter from $130.3 million the prior quarter

Capital Markets

•	Fixed income revenue decreased to $58.5 million in second quarter from $68.0 million in first quarter

•

Fixed income average daily revenue (“ADR”) was $.9 million in second quarter compared to $1.1 million in prior quarter, reflecting significant market volatility and increase in interest rates in the latter part of the second quarter

•	Noninterest expenses decreased to $59.9 million in second quarter from $61.7 million in first quarter

•	The expense decrease was due to a decline in variable compensation costs, partially offset by an increase in legal and professional fees

Corporate

•	NII was negative $10.0 million in second quarter compared to negative $8.6 million in first quarter

•	Estimated effective duration of the securities portfolio was 3.2 years in second quarter compared to 1.9 years in first quarter

•	Estimated modified duration of the securities portfolio was 4.0 years in second quarter compared to 3.9 years in prior quarter

•	Noninterest income was $3.8 million in second quarter compared to $7.9 million in first quarter

•

Decrease resulting from lower deferred compensation driven by market conditions and a reduction in BOLI driven by lower policy benefits relative to prior quarter; changes in deferred compensation income are mirrored by changes in deferred compensation expense

Non-Strategic

•	NII decreased to $18.6 million in second quarter from $20.0 million in first quarter due to continued run-off of the loan portfolio

•	Provision expense decreased to $1.8 million in second quarter from $17.5 million in prior quarter

•	Provision reflects runoff of the consumer portfolio as well as overall improved performance compared to first quarter

•	Noninterest income was $8.7 million in second quarter compared to $12.8 million in first quarter

•	Largely driven by negative mortgage warehouse valuation due to the effect of interest rate increases on performing fixed mortgages

•	Second and first quarters include a gain of $1.0 million and $2.4 million, respectively, from the reversal of a previous LOCOM adjustment associated with TRUP loan payoff/sales

•	Noninterest expense was $21.5 million in second quarter, compared to $30.9 million in the prior quarter

•	Second quarter includes a $.9 million loss accrual related to pending legal matters compared to a $5.2 million loss accrual in first quarter

•	Remaining decline largely driven by reductions consistent with the wind-down of legacy businesses

•	The active repurchase pipeline decreased to $234.7 million in second quarter from $258.9 million in first quarter

•	The pipeline of repurchase/make whole requests, primarily composed of requests from Fannie/Freddie, was $177.0 million as of the end of the second quarter, down from $200.6 million in prior quarter

FHN PERFORMANCE HIGHLIGHTS (continued)

(Second Quarter 2013 vs. First Quarter 2013)

Asset Quality

•	Allowance as a percentage of loans ratio was 162 basis points in second quarter compared to 167 basis points in prior quarter

•	Total reserves decreased to $261.9 million from $265.2 million in first quarter

•	The net decline in reserves was driven by the consumer portfolio, somewhat offset by reserve increases in the commercial portfolio

•	The commercial allowance reflects continued slower pace of improvement in loan grades and declining loss rates, as well as stabilization of asset quality metrics

•	Increase in nonperforming loans (“NPL’s”) did not have a material effect on the allowance as estimated loss content associated with the stand-alone second liens had been contemplated in prior quarters

•	Provision expense was flat at $15.0 million in second quarter

•	Net charge-offs were $18.3 million in second quarter compared to $26.7 million in prior quarter

•	Annualized net charge-offs decreased to 46 basis points of average loans from 67 basis points in prior quarter

•	Net charge-off decline driven by improvement in the consumer portfolio

•	Total 30+ delinquencies were $100.1 million in second quarter compared to $106.6 million in prior quarter

•	Consumer real estate loans was the major contributor to this decline

•	Nonperforming assets (“NPAs”), including loans held-for-sale, increased to $506.7 million in second quarter from $418.4 million in prior quarter

•

NPLs increased in second quarter as a result of placing approximately $56 million of second liens on nonaccrual based on information received from a third party on the performance status of non-FHN serviced first liens in second quarter

•	Foreclosed real estate increased to $51.8 million in second quarter compared to $32.7 million in the prior quarter due to the MNB acquisition

•	Troubled debt restructurings (“TDRs”) were $584.5 million at the end of second quarter compared with $550.9 million in prior quarter

Taxes

•	Second quarter includes $8.2 million of positive effect from permanent tax benefits

•	$1.5 million benefit related to discrete period tax items, specifically a decrease in unrecognized tax benefits

•	$6.7 million in permanent tax benefits primarily related to tax credit investments, life insurance, and tax exempt interest

Capital and Liquidity

•	Paid $0.05 per common share dividend July 1, 2013

•	Repurchased shares costing $8.0 million in second quarter under the $300 million share repurchase program

•	Repurchased shares costing $213.0 million since the program’s inception in fourth quarter 2011

•	Volume weighted average price for all share repurchases under the stock repurchase program of $8.86 per share (before $.03 per share broker commission)

•

Prepaid $40.0 million under a prepaid share repurchase arrangement related to the 2011 program; the final number of shares purchased under the arrangement will depend on FHN’s stock price during the arrangement’s term and will be delivered in third quarter 2013 when completed

•	Paid preferred quarterly dividend of $1.6 million on July 10, 2013

•	$250.0 million of subordinated notes and $100.0 million of subordinated capital notes that matured

•	Capital ratios (regulatory capital ratios estimated based on period-end balances)

•	7.95 percent for tangible common equity to tangible assets

•	13.20 percent for Tier 1

•	15.46 percent for Total Capital

•	10.33 percent for Tier 1 Common

•	11.07 percent for Leverage

FHN CONSOLIDATED SUMMARY RESULTS

Quarterly, Unaudited

						2Q13 Changes vs.
(Dollars in thousands, except per share data)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Income Statement Highlights
Net interest income	$160,019	$161,382	$170,598	$173,465	$172,675	(1)%	(7)%
Noninterest income	142,983	156,403	151,143	163,538	153,842	(9)%	(7)%
Securities gains/(losses), net	(351)	24	(4,700)	—	5,065	NM	NM

Total revenue	302,651	317,809	317,041	337,003	331,582	(5)%	(9)%

Noninterest expense	227,408	240,540	271,361	263,169	527,177	(5)%	(57)%
Provision for loan losses	15,000	15,000	15,000	40,000	15,000	*	*

Income/(loss) before income taxes	60,243	62,269	30,680	33,834	(210,595)	(3)%	NM
Provision/(benefit) for income taxes	15,008	17,730	(12,914)	5,260	(88,178)	(15)%	NM

Income/(loss) from continuing operations	45,235	44,539	43,594	28,574	(122,417)	2%	NM
Income/(loss) from discontinued operations, net of tax	1	430	(12)	108	487	NM	NM

Net income/(loss)	45,236	44,969	43,582	28,682	(121,930)	1%	NM

Net income attributable to noncontrolling interest	2,843	2,813	2,901	2,875	2,844	1%	*

Net income/(loss) attributable to controlling interest	42,393	42,156	40,681	25,807	(124,774)	1%	NM
Preferred stock dividends	1,550	1,188	—	—	—	30%	NM

Net income/(loss) available to common shareholders	$40,843	$40,968	$40,681	$25,807	$(124,774)	*	NM

Common Stock Data
Diluted EPS from continuing operations	$0.17	$0.17	$0.17	$0.10	$(0.50)	*	NM
Diluted EPS	$0.17	$0.17	$0.17	$0.10	$(0.50)	*	NM
Diluted shares (thousands)	240,891	242,799	246,132	248,306	249,104	(1)%	(3)%
Period-end shares outstanding (thousands)	240,555	241,225	243,598	247,134	248,810	*	(3)%
Cash dividends declared per share	$0.05	$0.05	$0.01	$0.01	$0.01	*	NM

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.1 billion) (a)	$16,197,046	$15,889,670	$16,708,582	$16,523,783	$16,185,763	2%	*
Total deposits	17,011,884	16,204,467	16,629,709	16,228,111	16,117,443	5%	6%
Total assets (Restricted - $.1 billion) (a)	25,133,274	25,166,427	25,520,140	25,739,830	25,492,955	*	(1)%
Total liabilities (Restricted - $.1 billion) (a)	22,586,923	22,566,700	23,010,934	23,207,942	22,978,549	*	(2)%
Total equity	2,546,351	2,599,727	2,509,206	2,531,888	2,514,406	(2)%	1%

Asset Quality Highlights
Allowance for loan losses (Restricted - $3.8 million) (a)	$261,934	$265,218	$276,963	$281,744	$321,051	(1)%	(18)%
Allowance / period-end loans	1.62%	1.67%	1.66%	1.71%	1.98%
Net charge-offs	$18,284	$26,745	$19,781	$79,307	$39,965	(32)%	(54)%
Net charge-offs (annualized) / average loans	0.46%	0.67%	0.48%	1.92%	1.01%
Non-performing assets (NPA) (b)	$506,732	$418,385	$419,369	$450,391	$466,873	21%	9%
NPA % (b) (c)	2.25%	1.81%	1.84%	2.15%	2.32%

Key Ratios & Other
Return on average assets (annualized) (d)	0.74%	0.73%	0.69%	0.45%	(1.96)%
Return on average common equity (annualized) (e)	7.46%	7.48%	7.20%	4.59%	(21.06)%
Net interest margin (f) (g)	2.96%	2.95%	3.09%	3.15%	3.16%
Fee income to total revenue (h)	47.19%	49.22%	46.98%	48.53%	47.12%
Efficiency ratio (i)	75.05%	75.69%	84.34%	78.09%	161.45%
Book value per common share (j)	$8.96	$9.16	$9.09	$9.05	$8.92
Tangible book value per common share (g) (j)	$8.25	$8.51	$8.44	$8.41	$8.28
Adjusted tangible common equity to risk weighted assets (g) (k)	9.61%	9.91%	9.93%	10.03%	9.97%
Market capitalization (millions)	$2,694.2	$2,576.3	$2,414.1	$2,379.9	$2,152.2
Full time equivalent employees	4,296	4,381	4,507	4,585	4,619

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of June 30, 2013.
(b)	2Q13 increase includes approximately $56 million of second liens placed on nonaccrual based on information received from a third party on the performance status of non-FHN serviced first liens and approximately $23 million MNB foreclosed real estate.
(c)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(d)	Calculated using net income.
(e)	Calculated using net income available to common shareholders.
(f)	Net interest margin is computed using total net interest income adjusted to a fully taxable equivalent (“FTE”) basis.
(g)	Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this financial supplement.
(h)	Ratio excludes securities gains/(losses).
(i)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(j)	2Q13 decrease due to $40 million prepaid share repurchase agreement, shares will be delivered in 3Q13 when completed.
(k)	Current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Interest income	$183,991	$186,399	$196,199	$200,516	$200,735	(1)%	(8)%
Less: interest expense	23,972	25,017	25,601	27,051	28,060	(4)%	(15)%

Net interest income	160,019	161,382	170,598	173,465	172,675	(1)%	(7)%
Provision for loan losses (a)	15,000	15,000	15,000	40,000	15,000	*	*

Net interest income after provision for loan losses	145,019	146,382	155,598	133,465	157,675	(1)%	(8)%

Noninterest income:
Capital markets (b)	69,265	79,163	72,483	80,773	74,913	(13)%	(8)%
Mortgage banking	5,589	9,373	8,287	10,373	9,889	(40)%	(43)%
Deposit transactions and cash management	28,254	27,656	30,952	30,352	30,123	2%	(6)%
Trust services and investment management	6,950	6,328	5,979	6,055	6,477	10%	7%
Brokerage, management fees and commissions	10,540	9,348	8,980	8,699	8,759	13%	20%
Insurance commissions	730	600	804	946	830	22%	(12)%
Securities gains/(losses), net (c)	(351)	24	(4,700)	—	5,065	NM	NM
Other (d)	21,655	23,935	23,658	26,340	22,851	(10)%	(5)%

Total noninterest income	142,632	156,427	146,443	163,538	158,907	(9)%	(10)%

Adjusted gross income after provision for loan losses	287,651	302,809	302,041	297,003	316,582	(5)%	(9)%

Noninterest expense:
Employee compensation, incentives, and benefits	130,500	139,184	161,813	153,970	149,616	(6)%	(13)%
Repurchase and foreclosure provision (e)	—	—	—	—	250,000	NM	NM
Operations services	8,842	8,070	8,123	8,702	9,477	10%	(7)%
Occupancy	11,785	12,822	12,363	13,059	11,486	(8)%	3%
Legal and professional fees	14,065	11,171	11,971	12,295	8,417	26%	67%
FDIC premium expense	5,037	6,011	7,299	7,532	6,801	(16)%	(26)%
Computer software	9,608	10,076	10,333	10,260	9,960	(5)%	(4)%
Contract employment and outsourcing	8,581	9,039	9,052	10,187	10,844	(5)%	(21)%
Equipment rentals, depreciation, and maintenance	7,597	7,820	7,910	7,931	7,789	(3)%	(2)%
Foreclosed real estate	1,287	1,439	1,995	2,968	1,908	(11)%	(33)%
Communications and courier	4,531	4,437	4,613	4,722	4,484	2%	1%
Miscellaneous loan costs	1,163	996	924	577	1,298	17%	(10)%
Amortization of intangible assets	928	928	979	979	979	*	(5)%
Other (d)	23,484	28,547	33,986	29,987	54,118	(18)%	(57)%

Total noninterest expense	227,408	240,540	271,361	263,169	527,177	(5)%	(57)%

Income/(loss) before income taxes	60,243	62,269	30,680	33,834	(210,595)	(3)%	NM
Provision/(benefit) for income taxes (f)	15,008	17,730	(12,914)	5,260	(88,178)	(15)%	NM

Income/(loss) from continuing operations	45,235	44,539	43,594	28,574	(122,417)	2%	NM
Income/(loss) from discontinued operations, net of tax	1	430	(12)	108	487	NM	NM

Net income/(loss)	45,236	44,969	43,582	28,682	(121,930)	1%	NM

Net income attributable to noncontrolling interest	2,843	2,813	2,901	2,875	2,844	1%	*

Net income attributable to controlling interest	42,393	42,156	40,681	25,807	(124,774)	1%	NM
Preferred stock dividends	1,550	1,188	—	—	—	30%	NM

Net income/(loss) available to common shareholders	$40,843	$40,968	$40,681	$25,807	$(124,774)	*	NM

NM - Not meaningful

*	Amount is less than one percent.
(a)	3Q12 includes approximately $30 million associated with the implementation of regulatory guidance related to discharged bankruptcies.
(b)	2Q13 and 1Q13 include a gain of $1.0 million and $2.4 million, respectively, from a LOCOM reversal associated with a TRUP loan payoff within the non-strategic segment.
(c)	4Q12 includes a $4.7 million negative valuation adjustment related to an equity investment. 2Q12 includes a $5.1 million gain on sale of venture capital investment.
(d)	Refer to the Other Income and Other Expense table on page 8 for additional information.
(e)	2Q12 includes a $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.
(f)	4Q12 includes $17.0 million in tax benefits related to discrete period tax items.

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Other Income
Bank owned life insurance	$3,946	$5,472	$5,081	$4,293	$4,659	(28)%	(15)%
Bankcard income	5,299	4,882	5,766	5,298	5,705	9%	(7)%
ATM and interchange fees	2,627	2,384	2,724	2,579	2,669	10%	(2)%
Other service charges	3,503	3,086	3,167	3,263	3,212	14%	9%
Electronic banking fees	1,585	1,562	1,610	1,589	1,632	1%	(3)%
Letter of credit fees	1,196	1,499	1,192	1,072	1,560	(20)%	(23)%
Deferred compensation (a)	(278)	1,593	396	1,966	(1,020)	NM	73%
Other	3,777	3,457	3,722	6,280	4,434	9%	(15)%

Total	$21,655	$23,935	$23,658	$26,340	$22,851	(10)%	(5)%

Other Expense
Litigation and regulatory matters	$900	$5,170	$4,300	$6,760	$22,100	(83)%	(96)%
Advertising and public relations	4,121	3,947	5,915	4,121	3,153	4%	31%
Tax credit investments (b)	2,989	2,972	4,198	5,635	4,214	1%	(29)%
Other insurance and taxes (c)	3,076	3,046	3,078	1,327	3,130	1%	(2)%
Travel and entertainment	2,372	1,848	2,058	2,009	2,435	28%	(3)%
Customer relations	1,255	1,278	1,348	1,027	1,348	(2)%	(7)%
Employee training and dues	1,229	1,254	1,171	1,032	1,230	(2)%	*
Supplies	705	1,055	1,021	881	817	(33)%	(14)%
Bank examination costs	829	828	816	816	800	*	4%
Loan insurance expense	503	540	552	578	636	(7)%	(21)%
Federal services fees	282	282	27	323	328	*	(14)%
Other (d)	5,223	6,327	9,502	5,478	13,927	(17)%	(62)%

Total	$23,484	$28,547	$33,986	$29,987	$54,118	(18)%	(57)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(b)	3Q12 includes a $1.5 million impairment of an investment.
(c)	3Q12 includes a $1.8 million positive adjustment to franchise taxes.
(d)	3Q12 includes a $1.8 million gain related to clean-up calls for first lien securitizations. 2Q12 includes a $3.4 million increase in ancillary expenses associated with legacy mortgage wind-down activities and $2.8 million related to the write-off of unrecoverable servicing advances.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Assets:
Investment securities	$3,229,071	$3,190,219	$3,061,808	$3,123,629	$3,264,866	1%	(1)%
Loans held-for-sale	385,105	390,874	401,937	410,550	424,051	(1)%	(9)%
Loans, net of unearned income (Restricted - $.1 billion) (a)	16,197,046	15,889,670	16,708,582	16,523,783	16,185,763	2%	*
Federal funds sold	52,169	33,738	34,492	12,425	44,961	55%	16%
Securities purchased under agreements to resell	602,126	732,696	601,891	517,263	480,543	(18)%	25%
Interest-bearing cash (b)	344,150	431,182	353,373	440,916	484,430	(20)%	(29)%
Trading securities	1,267,348	1,397,746	1,262,720	1,204,366	1,361,717	(9)%	(7)%

Total earning assets	22,077,015	22,066,125	22,424,803	22,232,932	22,246,331	*	(1)%

Cash and due from banks (Restricted- $1.2 million) (a)	382,601	275,262	469,879	355,978	330,931	39%	16%
Capital markets receivables	429,801	533,306	303,893	791,190	377,496	(19)%	14%
Mortgage servicing rights, net	113,853	109,102	114,311	120,537	129,291	4%	(12)%
Goodwill (c)	147,762	134,242	134,242	134,242	134,242	10%	10%
Other intangible assets, net	23,144	21,772	22,700	23,679	24,659	6%	(6)%
Premises and equipment, net	310,016	299,740	303,273	305,346	311,753	3%	(1)%
Real estate acquired by foreclosure (d)	70,368	54,672	60,690	70,779	69,603	29%	1%
Allowance for loan losses (Restricted - $3.8 million) (a)	(261,934)	(265,218)	(276,963)	(281,744)	(321,051)	(1)%	(18)%
Derivative assets	235,759	274,332	292,472	334,025	340,810	(14)%	(31)%
Other assets (Restricted - $1.7 million) (a)	1,604,889	1,663,092	1,670,840	1,652,866	1,848,890	(3)%	(13)%

Total assets (Restricted - $.1 billion) (a)	$25,133,274	$25,166,427	$25,520,140	$25,739,830	$25,492,955	*	(1)%

Liabilities and Equity:
Deposits:
Savings	$6,928,447	$6,498,832	$6,705,496	$6,608,534	$5,979,874	7%	16%
Other interest-bearing deposits	3,825,235	3,740,257	3,798,313	3,468,367	3,565,873	2%	7%
Time deposits	1,051,327	988,375	1,019,938	1,063,380	1,109,163	6%	(5)%

Total interest-bearing core deposits	11,805,009	11,227,464	11,523,747	11,140,281	10,654,910	5%	11%
Noninterest-bearing deposits	4,603,954	4,454,045	4,602,472	4,569,113	4,833,994	3%	(5)%

Total core deposits (e)	16,408,963	15,681,509	16,126,219	15,709,394	15,488,904	5%	6%

Certificates of deposit $100,000 and more	602,921	522,958	503,490	518,717	628,539	15%	(4)%

Total deposits	17,011,884	16,204,467	16,629,709	16,228,111	16,117,443	5%	6%

Federal funds purchased	1,142,749	1,361,670	1,351,023	1,350,806	1,417,590	(16)%	(19)%
Securities sold under agreements to repurchase	433,761	488,010	555,438	443,370	363,400	(11)%	19%
Trading liabilities	596,869	781,306	564,429	516,970	470,631	(24)%	27%
Other short-term borrowings (f)	446,909	186,898	441,201	856,958	1,094,179	NM	(59)%
Term borrowings (Restricted - $.1 billion) (a) (g)	1,800,255	2,197,864	2,226,482	2,263,238	2,294,224	(18)%	(22)%
Capital markets payables	368,372	461,333	296,450	574,201	203,548	(20)%	81%
Derivative liabilities	198,489	199,999	202,269	225,084	235,490	(1)%	(16)%
Other liabilities	587,635	685,153	743,933	749,204	782,044	(14)%	(25)%

Total liabilities (Restricted - $.1 billion) (a)	22,586,923	22,566,700	23,010,934	23,207,942	22,978,549	*	(2)%

Equity:
Common stock (h)	150,347	150,766	152,249	154,459	155,506	*	(3)%
Capital surplus (h) (i)	1,416,563	1,461,292	1,488,463	1,517,488	1,528,161	(3)%	(7)%
Undivided profits	777,108	748,427	719,672	681,460	658,157	4%	18%
Accumulated other comprehensive loss, net (j)	(188,665)	(151,639)	(146,343)	(116,684)	(122,583)	24%	54%
Preferred stock	95,624	95,624	—	—	—	*	NM
Noncontrolling interest (k)	295,374	295,257	295,165	295,165	295,165	*	*

Total equity	2,546,351	2,599,727	2,509,206	2,531,888	2,514,406	(2)%	1%

Total liabilities and equity	$25,133,274	$25,166,427	$25,520,140	$25,739,830	$25,492,955	*	(1)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of June 30, 2013.
(b)	Includes excess balances held at Fed.
(c)	2Q13 increase driven by the MNB acquisition.
(d)	2Q13 includes $18.6 million of foreclosed assets related to government insured mortgages.
(e)	2Q13 average core deposits were $15.7 billion.
(f)	3Q12 and 2Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.
(g)	In 2Q13 $250.0 million of subordinated notes and $100.0 million of subordinated capital notes matured.
(h)	Decrease relates to shares purchased under the share repurchase program.
(i)	2Q13 decrease related to $40.0 million prepaid share repurchase agreement.
(j)	4Q12 change primarily driven by annual benefit plan remeasurement.
(k)	Consists of preferred stock of subsidiary.

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$8,121,219	$8,199,249	$8,330,961	$8,237,939	$7,712,551	(1)%	5%
Income CRE	1,084,470	1,105,669	1,174,127	1,192,905	1,236,016	(2)%	(12)%
Residential CRE	49,798	55,798	63,647	79,107	94,531	(11)%	(47)%
Consumer real estate	5,561,689	5,644,275	5,757,724	5,819,620	5,864,713	(1)%	(5)%
Permanent mortgage	771,253	801,000	788,428	805,580	776,440	(4)%	(1)%
Credit card and other	304,561	291,221	288,412	277,154	276,017	5%	10%

Total loans, net of unearned income (Restricted - $.1 billion) (a) (b)	15,892,990	16,097,212	16,403,299	16,412,305	15,960,268	(1)%	*

Loans held-for-sale	389,273	392,272	403,750	413,625	425,176	(1)%	(8)%
Investment securities:
U.S. treasuries	40,815	44,107	43,909	42,551	42,424	(7)%	(4)%
U.S. government agencies	2,924,012	2,818,958	2,774,175	2,894,104	2,981,090	4%	(2)%
States and municipalities	15,390	15,255	17,169	17,970	18,005	1%	(15)%
Other	218,701	216,860	222,058	220,324	223,924	1%	(2)%

Total investment securities	3,198,918	3,095,180	3,057,311	3,174,949	3,265,443	3%	(2)%

Capital markets securities inventory	1,310,044	1,308,969	1,250,423	1,189,852	1,327,596	*	(1)%
Mortgage banking trading securities	16,398	17,486	18,844	20,112	22,841	(6)%	(28)%
Other earning assets:
Federal funds sold	26,698	24,173	24,701	28,229	25,465	10%	5%
Securities purchased under agreements to resell	705,129	754,630	586,258	531,914	606,554	(7)%	16%
Interest-bearing cash (c)	401,236	653,712	522,529	402,378	518,124	(39)%	(23)%

Total other earning assets	1,133,063	1,432,515	1,133,488	962,521	1,150,143	(21)%	(1)%

Total earnings assets (Restricted - $.1 billion) (a)	21,940,686	22,343,634	22,267,115	22,173,364	22,151,467	(2)%	(1)%

Allowance for loan losses (Restricted - $3.8 million) (a)	(260,944)	(270,385)	(306,583)	(309,810)	(336,642)	(3)%	(22)%
Cash and due from banks (Restricted - $1.7 million) (a)	342,053	348,581	349,002	339,098	337,366	(2)%	1%
Capital markets receivables	113,806	121,891	114,771	168,806	100,408	(7)%	13%
Premises and equipment, net	302,263	299,846	303,921	306,709	312,313	1%	(3)%
Derivative assets	257,181	286,243	317,076	325,917	338,408	(10)%	(24)%
Other assets (Restricted - $1.7 million) (a)	1,903,727	1,948,417	1,925,664	2,085,670	2,111,315	(2)%	(10)%

Total assets (Restricted - $.1 billion) (a)	$24,598,772	$25,078,227	$24,970,966	$25,089,754	$25,014,635	(2)%	(2)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$6,516,889	$6,593,590	$6,529,453	$6,106,767	$6,290,143	(1)%	4%
Other interest-bearing deposits	3,645,674	3,709,988	3,469,711	3,426,864	3,512,390	(2)%	4%
Time deposits	998,762	1,004,887	1,038,672	1,085,368	1,125,738	(1)%	(11)%

Total interest-bearing core deposits	11,161,325	11,308,465	11,037,836	10,618,999	10,928,271	(1)%	2%
Certificates of deposit $100,000 and more	542,244	516,785	514,543	570,415	675,688	5%	(20)%
Federal funds purchased	1,224,070	1,479,316	1,538,970	1,448,347	1,523,974	(17)%	(20)%
Securities sold under agreements to repurchase	480,960	572,666	457,493	388,208	355,278	(16)%	35%
Capital markets trading liabilities	718,309	779,409	597,402	544,422	602,344	(8)%	19%
Other short-term borrowings (d)	525,493	209,376	272,578	967,303	377,075	NM	39%
Term borrowings (Restricted - $.1 billion) (a) (e)	2,007,372	2,221,297	2,254,445	2,279,344	2,317,247	(10)%	(13)%

Total interest-bearing liabilities	16,659,773	17,087,314	16,673,267	16,817,038	16,779,877	(3)%	(1)%

Noninterest-bearing deposits	4,493,440	4,441,411	4,770,935	4,660,529	4,696,844	1%	(4)%
Capital markets payables	74,389	91,539	81,941	116,680	73,312	(19)%	1%
Derivative liabilities	184,192	194,892	211,598	220,309	230,440	(5)%	(20)%
Other liabilities	598,854	683,596	689,782	744,871	556,446	(12)%	8%

Total liabilities (Restricted - $.1 billion) (a)	22,010,648	22,498,752	22,427,523	22,559,427	22,336,919	(2)%	(1)%

Equity:
Common stock	150,468	151,613	153,691	155,232	156,774	(1)%	(4)%
Capital surplus	1,430,998	1,476,797	1,507,087	1,526,772	1,543,931	(3)%	(7)%
Undivided profits	771,953	742,070	705,835	671,073	802,215	4%	(4)%
Accumulated other comprehensive loss, net	(156,178)	(150,093)	765,510	(117,915)	(120,369)	(4)%	(30)%
Preferred stock	95,624	63,831	—	—	—	50%	NM
Noncontrolling interest	295,259	295,257	295,165	295,165	295,165	*	*

Total equity	2,588,124	2,579,475	2,543,443	2,530,327	2,677,716	*	(3)%

Total liabilities and equity	$24,598,772	$25,078,227	$24,970,966	$25,089,754	$25,014,635	(2)%	(2)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Restricted balances parenthetically presented are quarterly averages as of June 30, 2013.
(b)	Includes loans on nonaccrual status.
(c)	Includes excess balances held at Fed.
(d)	2Q12 and 3Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.
(e)	In 2Q13 $250.0 million of subordinated notes and $100.0 million of subordinated capital notes that matured.

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Interest Income:
Loans, net of unearned income (b)	$153,070	$154,955	$163,693	$165,368	$162,698	(1)%	(6)%
Loans held-for-sale	3,169	3,502	3,732	3,808	3,628	(10)%	(13)%
Investment securities:
U.S. treasuries	11	8	11	11	39	38%	(72)%
U.S. government agencies	18,321	18,507	19,536	21,759	23,562	(1)%	(22)%
States and municipalities	25	23	6	65	63	9%	(60)%
Other	2,315	2,332	2,495	2,323	2,324	(1)%	*

Total investment securities	20,672	20,870	22,048	24,158	25,988	(1)%	(20)%

Capital markets securities inventory	8,467	7,901	7,565	7,998	9,204	7%	(8)%
Mortgage banking trading securities	452	489	534	569	578	(8)%	(22)%
Other earning assets:
Federal funds sold	66	61	64	71	64	8%	3%
Securities purchased under agreements to resell (c)	(189)	44	118	94	51	NM	NM
Interest-bearing cash	197	364	287	202	280	(46)%	(30)%

Total other earning assets	74	469	469	367	395	(84)%	(81)%

Interest income	$185,904	$188,186	$198,041	$202,268	$202,491	(1)%	(8)%

Interest Expense:
Interest-bearing deposits:
Savings	$3,689	$4,397	$4,617	$4,764	$4,744	(16)%	(22)%
Other interest-bearing deposits	1,013	1,145	1,268	1,455	1,655	(12)%	(39)%
Time deposits	4,064	4,217	4,639	5,169	5,541	(4)%	(27)%

Total interest-bearing core deposits	8,766	9,759	10,524	11,388	11,940	(10)%	(27)%
Certificates of deposit $100,000 and more	1,550	1,561	1,725	1,975	2,305	(1)%	(33)%
Federal funds purchased	777	932	985	929	963	(17)%	(19)%
Securities sold under agreements to repurchase	134	268	211	167	151	(50)%	(11)%
Capital markets trading liabilities	3,354	3,196	2,536	2,556	2,843	5%	18%
Other short-term borrowings	245	106	132	347	36	NM	NM
Term borrowings	9,146	9,195	9,488	9,689	9,822	(1)%	(7)%

Interest expense	23,972	25,017	25,601	27,051	28,060	(4)%	(15)%

Net interest income - tax equivalent basis	161,932	163,169	172,440	175,217	174,431	(1)%	(7)%
Fully taxable equivalent adjustment	(1,913)	(1,787)	(1,842)	(1,752)	(1,756)	(7)%	(9)%

Net interest income	$160,019	$161,382	$170,598	$173,465	$172,675	(1)%	(7)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Net interest income adjusted to a FTE basis.
(b)	Includes loans on nonaccrual status.
(c)	2Q13 driven by negative market rates on reverse repurchase agreements.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	2Q13	1Q13	4Q12	3Q12	2Q12

Assets:
Earning assets (a):
Loans, net of unearned income:
Commercial loans	3.68%	3.70%	3.83%	3.81%	3.92%
Retail loans	4.12	4.16	4.18	4.30	4.33

Total loans, net of unearned income (b)	3.86	3.89	3.98	4.01	4.09

Loans held-for-sale	3.26	3.57	3.70	3.68	3.41
Investment securities:
U.S. treasuries	0.11	0.07	0.10	0.11	0.37
U.S. government agencies	2.51	2.63	2.82	3.01	3.16
States and municipalities	0.65	0.59	0.13	1.44	1.39
Other	4.23	4.30	4.49	4.22	4.15

Total investment securities	2.58	2.70	2.88	3.04	3.18

Capital markets securities inventory	2.59	2.41	2.42	2.69	2.77
Mortgage banking trading securities	11.02	11.19	11.34	11.31	10.12
Other earning assets:
Federal funds sold	0.99	1.02	1.02	1.00	1.02
Securities purchased under agreements to resell (c)	(0.11)	0.02	0.08	0.07	0.03
Interest-bearing cash	0.20	0.23	0.22	0.20	0.22

Total other earning assets	0.03	0.13	0.16	0.15	0.14

Interest income/total earning assets	3.40%	3.40%	3.55%	3.64%	3.67%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.23%	0.27%	0.28%	0.31%	0.30%
Other interest-bearing deposits	0.11	0.13	0.15	0.17	0.19
Time deposits	1.63	1.70	1.78	1.89	1.98

Total interest-bearing core deposits	0.32	0.35	0.38	0.43	0.44
Certificates of deposit $100,000 and more	1.15	1.23	1.33	1.38	1.37
Federal funds purchased	0.25	0.26	0.25	0.26	0.25
Securities sold under agreements to repurchase	0.11	0.19	0.18	0.17	0.17
Capital markets trading liabilities	1.87	1.66	1.69	1.87	1.90
Other short-term borrowings	0.19	0.21	0.19	0.14	0.04
Term borrowings (d)	1.82	1.66	1.69	1.70	1.70

Interest expense/total interest-bearing liabilities	0.58	0.59	0.61	0.64	0.67

Net interest spread	2.82%	2.81%	2.94%	3.00%	3.00%
Effect of interest-free sources used to fund earning assets	0.14	0.14	0.15	0.15	0.16

Net interest margin	2.96%	2.95%	3.09%	3.15%	3.16%

Certain previously reported amounts have been reclassified to agree with current presentation.

Yields are adjusted to a FTE basis. Refer to the Non-GAAP to GAAP Reconciliation on page 27 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE - (non-GAAP).

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loans on nonaccrual status.
(c)	2Q13 driven by negative market rates on reverse repurchase agreements.
(d)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES

Quarterly, Unaudited

(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12

By Income Statement Impact
Noninterest income
Mortgage banking (a)	$—	$—	$(348)	$—	$(2,287)
Noninterest expense
Employee compensation, incentives, and benefits (b)	641	819	18,128	2,730	2,191
Occupancy	(60)	438	180	41	(219)
All other expense	—	—	17	—	12

Total loss before income taxes	(581)	(1,257)	(18,673)	(2,771)	(4,271)
Income from discontinued operations (c)	—	735	—	180	485

Net impact resulting from restructuring, repositioning, and efficiency initiatives	$(581)	$(522)	$(18,673)	$(2,591)	$(3,786)

(a)	Reflects adjustment due to contingencies associated with prior mortgage servicing sales.
(b)	Includes severance associated with the Voluntary Separation Program (“VSP”) during 1Q13 and 4Q12.
(c)	Includes amounts related to Msaver, First Horizon Insurance, and Highland Capital.

FHN MORTGAGE SERVICING RIGHTS

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

First Liens
Fair value beginning balance	$106,191	$111,314	$117,440	$126,085	$139,676
Reductions due to loan payments	(5,617)	(5,374)	(5,592)	(6,050)	(6,665)
Reductions due to exercise of cleanup calls	—	(495)	—	(494)	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	10,496	834	(569)	(2,107)	(6,855)
Other changes in fair value	6	(88)	35	6	(71)

Fair value ending balance	$111,076	$106,191	$111,314	$117,440	$126,085	5%	(12)%

Second Liens
Fair value beginning balance	$193	$196	$205	$215	$222
Reductions due to loan payments	(21)	(48)	(9)	(10)	(7)
Changes in fair value due to:
Other changes in fair value	—	45	—	—	—

Fair value ending balance	$172	$193	$196	$205	$215	(11)%	(20)%

HELOC
Fair value beginning balance	$2,718	$2,801	$2,892	$2,991	$3,058
Reductions due to loan payments	(113)	(125)	(91)	(102)	(79)
Changes in fair value due to:
Other changes in fair value	—	42	—	3	12

Fair value ending balance	$2,605	$2,718	$2,801	$2,892	$2,991	(4)%	(13)%

Total Consolidated
Fair value beginning balance	$109,102	$114,311	$120,537	$129,291	$142,956
Reductions due to loan payments	(5,751)	(5,547)	(5,692)	(6,162)	(6,751)
Reductions due to exercise of cleanup calls	—	(495)	—	(494)	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	10,496	834	(569)	(2,107)	(6,855)
Other changes in fair value	6	(1)	35	9	(59)

Fair value ending balance	$113,853	$109,102	$114,311	$120,537	$129,291	4%	(12)%

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						2Q13 Changes vs.
(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Regional Banking
Net interest income	$147,324	$146,068	$153,889	$151,136	$148,599	1%	(1)%
Noninterest income	61,900	59,144	64,074	64,235	65,037	5%	(5)%

Total revenues	209,224	205,212	217,963	215,371	213,636	2%	(2)%
Provision/(provision credit) for loan losses	13,201	(2,485)	(1,227)	2,927	4,828	NM	NM
Noninterest expense	128,948	130,337	144,031	141,576	143,322	(1)%	(10)%

Income before income taxes	67,075	77,360	75,159	70,868	65,486	(13)%	2%
Provision for income taxes	24,051	28,100	27,290	25,727	23,630	(14)%	2%

Net income	$43,024	$49,260	$47,869	$45,141	$41,856	(13)%	3%

Capital Markets
Net interest income	$4,031	$3,900	$4,248	$4,753	$5,608	3%	(28)%
Noninterest income	68,199	76,612	72,432	80,817	74,968	(11)%	(9)%

Total revenues	72,230	80,512	76,680	85,570	80,576	(10)%	(10)%
Noninterest expense	59,926	61,669	57,541	64,602	60,936	(3)%	(2)%

Income before income taxes	12,304	18,843	19,139	20,968	19,640	(35)%	(37)%
Provision for income taxes	4,586	7,143	7,182	7,899	7,403	(36)%	(38)%

Net income	$7,718	$11,700	$11,957	$13,069	$12,237	(34)%	(37)%

Corporate
Net interest income/(expense)	$(9,963)	$(8,621)	$(8,998)	$(6,096)	$(5,538)	(16)%	(80)%
Noninterest income	3,811	7,855	6,015	7,904	3,825	(51)%	*

Total revenues	(6,152)	(766)	(2,983)	1,808	(1,713)	NM	NM
Noninterest expense (a)	17,070	17,585	36,109	21,538	19,143	(3)%	(11)%

Income/(loss) before income taxes	(23,222)	(18,351)	(39,092)	(19,730)	(20,856)	(27)%	(11)%
Benefit for income taxes	(15,201)	(11,518)	(37,944)	(13,632)	(13,388)	(32)%	(14)%

Net loss	$(8,021)	$(6,833)	$(1,148)	$(6,098)	$(7,468)	(17)%	(7)%

Non-Strategic
Net interest income	$18,627	$20,035	$21,459	$23,672	$24,006	(7)%	(22)%
Noninterest income	8,722	12,816	3,922	10,582	15,077	(32)%	(42)%

Total revenues	27,349	32,851	25,381	34,254	39,083	(17)%	(30)%
Provision for loan losses	1,799	17,485	16,227	37,073	10,172	(90)%	(82)%
Noninterest expense (b)	21,464	30,949	33,680	35,453	303,776	(31)%	(93)%

Income/(loss) before income taxes	4,086	(15,583)	(24,526)	(38,272)	(274,865)	NM	NM
Provision/(benefit) for income taxes	1,572	(5,995)	(9,442)	(14,734)	(105,823)	NM	NM

Income/(loss) from continuing operations	2,514	(9,588)	(15,084)	(23,538)	(169,042)	NM	NM
Income/(loss) from discontinued operations, net of tax	1	430	(12)	108	487	NM	NM

Net income/(loss)	$2,515	$(9,158)	$(15,096)	$(23,430)	$(168,555)	NM	NM

Total Consolidated
Net interest income	$160,019	$161,382	$170,598	$173,465	$172,675	(1)%	(7)%
Noninterest income	142,632	156,427	146,443	163,538	158,907	(9)%	(10)%

Total revenues	302,651	317,809	317,041	337,003	331,582	(5)%	(9)%
Provision for loan losses	15,000	15,000	15,000	40,000	15,000	*	*
Noninterest expense	227,408	240,540	271,361	263,169	527,177	(5)%	(57)%

Income/(loss) before income taxes	60,243	62,269	30,680	33,834	(210,595)	(3)%	NM
Provision/(benefit) for income taxes	15,008	17,730	(12,914)	5,260	(88,178)	(15)%	NM

Income/(loss) from continuing operations	45,235	44,539	43,594	28,574	(122,417)	2%	NM
Income/(loss) from discontinued operations, net of tax	1	430	(12)	108	487	NM	NM

Net income/(loss)	$45,236	$44,969	$43,582	$28,682	$(121,930)	1%	NM

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	4Q12 includes $18.3 million related to Restructuring, Repositioning, and Efficiency initiatives, primarily severance related costs associated with the VSP.
(b)	2Q12 includes $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.

FHN REGIONAL BANKING

Quarterly, Unaudited

						2Q13 Changes vs.
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Income Statement (thousands)
Net interest income	$147,324	$146,068	$153,889	$151,136	$148,599	1%	(1)%
Provision/(provision credit) for loan losses	13,201	(2,485)	(1,227)	2,927	4,828	NM	NM
Noninterest income:
NSF / Overdraft fees (a)	10,250	10,031	13,586	13,038	12,265	2%	(16)%
Cash management fees	9,133	9,330	9,092	8,915	9,179	(2)%	(1)%
Debit card income	2,737	2,534	2,437	2,670	2,780	8%	(2)%
Other	5,183	4,909	4,912	4,770	4,925	6%	5%

Total deposit transactions and cash management	27,303	26,804	30,027	29,393	29,149	2%	(6)%
Brokerage, management fees and commissions	10,540	9,348	8,979	8,700	8,758	13%	20%
Trust services and investment management	6,966	6,343	5,995	6,071	6,493	10%	7%
Bankcard income	5,051	4,691	5,556	5,029	5,504	8%	(8)%
Other service charges	3,255	2,873	2,951	3,060	3,021	13%	8%
Miscellaneous revenue	8,785	9,085	10,566	11,982	12,112	(3)%	(27)%

Total noninterest income	61,900	59,144	64,074	64,235	65,037	5%	(5)%

Noninterest expense:
Employee compensation, incentives, and benefits	50,679	50,590	51,014	50,526	50,957	*	(1)%
Other (b)	78,269	79,747	93,017	91,050	92,365	(2)%	(15)%

Total noninterest expense	128,948	130,337	144,031	141,576	143,322	(1)%	(10)%

Income before income taxes	$67,075	$77,360	$75,159	$70,868	$65,486	(13)%	2%

Efficiency ratio (c)	61.63%	63.51%	66.08%	65.74%	67.09%

Balance Sheet (millions)
Average loans	$12,225	$12,237	$12,397	$12,221	$11,650	*	5%
Average other earning assets	53	53	58	69	63	*	(16)%
Total average earning assets	12,278	12,290	12,455	12,290	11,713	*	5%
Average core deposits	14,624	14,560	14,445	14,295	14,396	*	2%
Average other deposits	542	517	515	570	676	5%	(20)%
Total average deposits	15,166	15,077	14,960	14,865	15,072	1%	1%
Total period-end deposits	15,562	15,225	15,142	14,783	15,183	2%	2%
Total period-end assets	13,497	12,844	13,754	13,246	12,758	5%	6%

Net interest margin (d)	4.87%	4.87%	4.97%	4.95%	5.15%
Net interest spread	3.46	3.46	3.53	3.54	3.55
Loan yield	3.72	3.75	3.83	3.88	3.91
Deposit average yield	0.26	0.29	0.30	0.34	0.36

Key Statistics
Financial center locations (e)	183	171	171	173	173	7%	6%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	1Q13 decline primarily attributable to seasonality in NSF fees.
(b)	1Q13 decrease largely attributable to a decline in allocated Pension expense resulting from the freeze of the pension plans on December 31, 2012.
(c)	Noninterest expense divided by total revenue.
(d)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.
(e)	2Q13 increase of 12 branches is related to the MNB acquisition.

FHN CAPITAL MARKETS

Quarterly, Unaudited

						2Q13 Changes vs.
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Income Statement (thousands)
Net interest income	$4,031	$3,900	$4,248	$4,753	$5,608	3%	(28)%
Noninterest income:
Fixed income	58,535	67,953	65,560	74,488	68,399	(14)%	(14)%
Other	9,664	8,659	6,872	6,329	6,569	12%	47%

Total noninterest income	68,199	76,612	72,432	80,817	74,968	(11)%	(9)%
Noninterest expense	59,926	61,669	57,541	64,602	60,936	(3)%	(2)%

Income before income taxes	$12,304	$18,843	$19,139	$20,968	$19,640	(35)%	(37)%

Efficiency ratio (a)	82.97%	76.60%	75.04%	75.50%	75.63%
Fixed income average daily revenue	$915	$1,133	$1,093	$1,182	$1,086	(19)%	(16)%

Balance Sheet (millions)
Average trading inventory	$1,310	$1,309	$1,250	$1,190	$1,328	*	(1)%
Average other earning assets	714	770	618	576	669	(7)%	7%
Total average earning assets	2,024	2,079	1,868	1,766	1,997	(3)%	1%
Total period-end assets	2,577	2,956	2,466	2,848	2,554	(13)%	1%

Net interest margin (b)	0.82%	0.76%	0.95%	1.12%	1.15%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.
(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.

FHN CORPORATE

Quarterly, Unaudited

						2Q13 Changes vs.
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Income Statement (thousands)
Net interest income/(expense)	$(9,963)	$(8,621)	$(8,998)	$(6,096)	$(5,538)	(16)%	(80)%
Noninterest income	4,174	7,825	6,015	7,904	3,825	(47)%	9%
Securities gains/(losses), net	(363)	30	—	—	—	NM	NM
Noninterest expense (a)	17,070	17,585	36,109	21,538	19,143	(3)%	(11)%

Loss before income taxes	$(23,222)	$(18,351)	$(39,092)	$(19,730)	$(20,856)	(27)%	(11)%

Average Balance Sheet (millions)
Average loans	$217	$226	$189	$183	$124	(4)%	75%
Total earning assets	$3,802	$3,959	$3,751	$3,735	$3,884	(4)%	(2)%
Net interest margin (b)	(1.06)%	(.92)%	(.94)%	(.63)%	(.59)%

NM - Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	4Q12 includes $18.3 million related to Restructuring, Repositioning, and Efficiency initiatives, primarily severance related costs associated with the VSP.
(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.

FHN NON-STRATEGIC

Quarterly, Unaudited

						2Q13 Changes vs.
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Income Statement (thousands)
Net interest income	$18,627	$20,035	$21,459	$23,672	$24,006	(7)%	(22)%
Noninterest income:
Mortgage warehouse valuation	(2,454)	259	(1,850)	(3,470)	626	NM	NM
Service fees	12,266	12,145	12,967	13,778	14,984	1%	(18)%
Change in MSR value - runoff	(5,616)	(5,375)	(5,592)	(6,049)	(6,665)	(4)%	16%
Net hedging results	1,358	1,982	2,097	4,486	1,833	(31)%	(26)%
Miscellaneous revenue (a)	3,164	3,811	1,000	1,837	(766)	(17)%	NM

Total noninterest income	8,718	12,822	8,622	10,582	10,012	(32)%	(13)%
Securities gains/(losses), net (b)	4	(6)	(4,700)	—	5,065	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	—	—	—	—	250,000	*	NM
Other expenses (d)	21,464	30,949	33,680	35,453	53,776	(31)%	(60)%

Total noninterest expense	21,464	30,949	33,680	35,453	303,776	(31)%	(93)%
Provision for loan losses (e)	1,799	17,485	16,227	37,073	10,172	(90)%	(82)%

Income/(loss) before income taxes	$4,086	$(15,583)	$(24,526)	$(38,272)	$(274,865)	NM	NM

Average Balance Sheet (millions)
Loans	$3,451	$3,634	$3,817	$4,008	$4,186	(5)%	(18)%
Loans held-for-sale	360	354	344	333	330	2%	9%
Trading securities	16	17	19	20	23	(6)%	(30)%
Mortgage servicing rights	108	113	118	126	137	(4)%	(21)%
Other assets	232	257	266	286	304	(10)%	(24)%
Total assets	4,167	4,375	4,564	4,773	4,980	(5)%	(16)%
Net interest margin (f)	1.94%	2.00%	2.04%	2.16%	2.11%
Efficiency ratio (g)	78.49%	94.19%	111.96%	103.50%	NM

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale)	$358	$362	$353	$339	$336	(1)%	7%

Key Servicing Metrics (h)
Ending servicing portfolio (millions) (i)	$16,025	$17,055	$18,071	$19,149	$20,331	(6)%	(21)%
Average servicing portfolio (millions) (i)	16,537	17,560	18,607	19,728	20,978	(6)%	(21)%
Average number of loans serviced (i)	98,972	104,874	110,175	115,987	121,818	(6)%	(19)%

Portfolio Product Mix (average)
GNMA (Ginnie)	2%	2%	2%	2%	3%
FNMA/FHLMC (Fannie/Freddie)	30	31	32	33	35
Private	60	60	59	59	57

Sub-total	92	93	93	94	95
FHN permanent mortgage portfolio and warehouse	8	7	7	6	5

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Servicing cost per loan (annualized) (j)	$282.18	$294.41	$279.08	$288.21	$280.71
Servicing book value (bps) (k) (l)	75	69	68	68	68
90+ delinquency rate, excluding foreclosures (m)	11.20%	11.20%	10.89%	10.61%	10.94%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q13 and 1Q13 include a gain of $1.0 million and $2.4 million, respectively, from a LOCOM reversal associated with a TRUP loan payoff; 2Q12 includes a $2.3 million negative adjustment made as a result of contingencies related to prior servicing sales.
(b)	4Q12 includes a $4.7 million negative valuation adjustment related to an equity investment. 2Q12 includes a $5.1 million gain on sale of venture capital investment.
(c)	2Q12 represents $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on new information received from Fannie Mae.
(d)	2Q12 includes a $22.0 million loss accrual related to pending legal matters.
(e)	3Q12 increase largely associated with the implementation of regulatory guidance related to discharged bankruptcies.
(f)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes servicing of first liens, second liens, and HELOCs.
(i)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse. Excludes UPB of loans transferred that did not qualify for sales treatment.
(j)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.
(k)	Includes MSR and mortgage trading securities divided by total servicing portfolio.
(l)	For purposes of this calculation, MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.
(m)	Excludes delinquent second liens and HELOCs.

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						2Q13 Changes vs.
(Dollars in thousands, except per share amounts)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12

Tier 1 capital (a) (b)	$2,712,398	$2,738,558	$2,640,776	$2,641,392	$2,626,688	(1)%	3%
Tier 2 capital (a)	$465,360	$511,340	$571,232	$570,429	$570,159	(9)%	(18)%

Total capital (a) (b)	$3,177,758	$3,249,898	$3,212,008	$3,211,821	$3,196,847	(2)%	(1)%

Risk weighted assets (“RWA”) (a)	$20,550,720	$20,231,850	$20,153,430	$20,082,979	$20,022,430	2%	3%
Tier 1 ratio (a)	13.20%	13.54%	13.10%	13.15%	13.12%
Tier 2 ratio (a)	2.26%	2.52%	2.84%	2.84%	2.85%

Total capital ratio (a)	15.46%	16.06%	15.94%	15.99%	15.97%

Tier 1 common ratio to risk weighted assets (a) (c)	10.33%	10.62%	10.65%	10.69%	10.65%
Leverage ratio (a)	11.07	10.97	10.63	10.58	10.56
Total equity to total assets	10.13	10.33	9.83	9.84	9.86
Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (a) (c) (d)	9.61	9.91	9.93	10.03	9.97
Tangible common equity/tangible assets (“TCE/TA”) (c) (e)	7.95	8.21	8.11	8.13	8.13

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.
(b)	All quarters presented include $200 million of tier 1 qualifying trust preferred securities.
(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this financial supplement.
(d)	See Glossary of Terms for definition of ratio.
(e)	Calculated using period-end balances.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											2Q13 Changes vs.
(Thousands)	2Q13		1Q13		4Q12		3Q12		2Q12		1Q13	2Q12

Allowance for Loan Losses Walk-Forward
Beginning reserve	$265,218		$276,963		$281,744		$321,051		$346,016		(4)%	(23)%
Provision (a)	15,000		15,000		15,000		40,000		15,000		*	*
Charge-offs (b) (c)	(30,272)		(36,100)		(31,177)		(87,022)		(49,728)		(16)%	(39)%
Recoveries	11,988		9,355		11,396		7,715		9,763		28%	23%

Ending balance (Restricted - $3.8 million) (d)	$261,934		$265,218		$276,963		$281,744		$321,051		(1)%	(18)%

Reserve for unfunded commitments	2,976		3,439		4,145		4,572		4,434		(13)%	(33)%
Total allowance for loan losses plus reserve for unfunded commitments	$264,910		$268,657		$281,108		$286,316		$325,485		(1)%	(19)%

Allowance for Loan Losses
Regional Banking	$124,627		$120,161		$128,210		$142,060		$156,060		4%	(20)%
Non-Strategic	137,307		145,057		148,753		139,684		164,991		(5)%	(17)%
Corporate (e)	NM		NM		NM		NM		NM		NM	NM

Total allowance for loan losses	$261,934		$265,218		$276,963		$281,744		$321,051		(1)%	(18)%

Nonperforming Assets
Regional Banking
Nonperforming loans (f)	$135,902		$124,824		$131,834		$152,477		$178,650		9%	(24)%
Foreclosed real estate (g) (h)	$35,028		13,142		13,726		16,000		17,334		NM	NM

Total Regional Banking	$170,930		$137,966		$145,560		$168,477		$195,984		24%	(13)%

Non-Strategic
Nonperforming loans (f)	173,705		$129,240		$133,286		$150,635		$149,564		34%	16%
Nonperforming loans held-for-sale before fair value adjustments (i)	140,790		129,730		110,567		94,265		89,535		9%	57%
Foreclosed real estate (g)	16,781		19,513		28,041		34,589		31,583		(14)%	(47)%

Total Non-Strategic	$331,276		$278,483		$271,894		$279,489		$270,682		19%	22%

Corporate
Nonperforming loans	$4,526		$1,936		$1,915		$2,426		$207		NM	NM

Total nonperforming assets	$506,732		$418,385		$419,369		$450,392		$466,873		21%	9%

Net Charge-Offs
Regional Banking	$8,735		$5,564		$12,623		$16,927		$14,883		57%	(41)%
Non-Strategic	9,549		21,181		7,158		62,380		25,082		(55)%	(62)%

Total net charge-offs (b) (c)	$18,284		$26,745		$19,781		$79,307		$39,965		(32)%	(54)%

Consolidated Key Ratios (j)
NPL % (f)	1.94%		1.61%		1.60%		1.85%		2.03%
NPA % (f) (h)	2.25		1.81		1.84		2.15		2.32
Net charge-offs % (b) (c)	0.46		0.67		0.48		1.92		1.01
Allowance / loans	1.62		1.67		1.66		1.71		1.98
Allowance / NPL	0.83	x	1.04	x	1.04	x	0.92	x	0.98	x
Allowance / NPA	0.72	x	0.92	x	0.90	x	0.79	x	0.85	x
Allowance / charge-offs (b) (c)	3.57	x	2.45	x	3.52	x	0.89	x	2.00	x

Other
Loans past due 90 days or more (k)	$73,027		$87,177		$86,017		$82,953		$89,214		(16)%	(18)%
Guaranteed portion (k)	38,123		40,117		36,633		35,397		38,758		(5)%	(2)%
Foreclosed real estate from government insured loans	18,560		22,017		18,923		20,190		20,687		(16)%	(10)%
Period-end loans, net of unearned income (millions)	16,197		15,890		16,709		16,524		16,186		2%	*
Remaining unfunded commitments (millions)	8,425		8,487		7,993		7,891		7,869		(1)%	7%

NM - Not meaningful

*	Amount is less than one percent.
(a)	3Q12 includes approximately $30 million of loan loss provision associated with the implementation of regulatory guidance related to discharged bankruptcies.
(b)	4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(c)	3Q12 includes approximately $40 million of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(d)	Restricted balances parenthetically presented are as of June 30, 2013. See Glossary of Terms for definition of restricted balances.
(e)	The valuation adjustment taken upon exercise of clean-up calls includes expected losses.
(f)	2Q13 NPLs increased by $58.1 million largely due to the impact of placing second liens on nonaccrual based on 3rd party data obtained on the performance status of non-FHN serviced first liens.
(g)	Excludes foreclosed real estate from government-insured mortgages.
(h)	2Q13 includes approximately $23 million of MNB foreclosed real estate.
(i)	The average negative fair value mark was approximately 52% of unpaid principal balance as of 2Q13.
(j)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(k)	Includes loans held for sale.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											2Q13 Changes vs.
	2Q13		1Q13		4Q12		3Q12		2Q12		1Q13	2Q12

Key Portfolio Details
C&I
Period-end loans ($ millions)	$8,367		$8,091		$8,797		$8,466		$7,982		3%	5%

30+ Delinq. % (a)	0.13%		0.17%		0.22%		0.30%		0.29%
NPL %	1.45		1.40		1.39		1.78		1.97
Charge-offs % (qtr. annualized)	0.14		0.10		0.24		0.25		0.42

Allowance / loans %	1.12%		1.06%		1.09%		1.26%		1.39%
Allowance / charge-offs	8.34	x	10.94	x	4.84	x	5.17	x	3.44	x

Income CRE
Period-end loans ($ millions) (b)	$1,172		$1,063		$1,110		$1,162		$1,225		10%	(4)%

30+ Delinq. % (a)	0.55%		0.44%		0.41%		0.21%		0.53%
NPL %	1.99		2.53		2.97		4.04		4.67
Charge-offs % (qtr. annualized)	0.06		0.37		0.30		0.79		0.52

Allowance / loans % (c)	0.94%		1.11%		1.43%		1.94%		2.39%
Allowance / charge-offs	18.24	x	2.88	x	4.48	x	2.40	x	4.53	x

Residential CRE
Period-end loans ($ millions)	$47		$54		$58		$69		$89		(13)%	(47)%

30+ Delinq. % (a)	0.44%		—%		—%		1.19%		6.69%
NPL % (d)	21.83		21.98		21.63		24.46		43.53
Charge-offs % (qtr. annualized)	NM		NM		NM		4.29		5.74

Allowance / loans % (d)	6.24%		6.36%		7.01%		7.00%		13.69%
Allowance / charge-offs	NM		NM		NM		1.42	x	2.25	x

Consumer Real Estate
Period-end loans ($ millions)	$5,549		$5,590		$5,689		$5,735		$5,855		(1)%	(5)%

30+ Delinq. % (a)	1.10%		1.21%		1.36%		1.46%		1.39%
NPL % (e)	2.15		1.21		1.13		0.96		0.70
Charge-offs % (qtr. annualized) (f) (g)	0.96		1.33		0.68		4.54		1.64

Allowance / loans %	2.18%		2.35%		2.27%		2.02%		2.28%
Allowance / charge-offs (f) (g)	2.26	x	1.75	x	3.31	x	0.44	x	1.38	x

Permanent Mortgage
Period-end loans ($ millions) (h)	$746		$793		$766		$806		$756		(6)%	(1)%

30+ Delinq. % (a)	2.51%		2.16%		2.28%		2.86%		1.64%
NPL %	5.14		4.37		4.27		4.22		4.26
Charge-offs % (qtr. annualized)	0.62		1.64		0.95		1.06		1.26

Allowance / loans %	3.63%		3.21%		3.26%		3.17%		3.85%
Allowance / charge-offs	5.64	x	1.93	x	3.32	x	2.98	x	2.99	x

Credit Card and Other
Period-end loans ($ millions)	$316		$299		$289		$286		$279		6%	13%

30+ Delinq. % (a)	1.00%		1.25%		1.45%		1.43%		1.28%
NPL %	0.54		0.57		0.59		0.64		0.74
Charge-offs % (qtr. annualized)	2.22		3.25		4.00		3.37		3.82

Allowance / loans %	2.07%		2.38%		2.39%		2.22%		2.27%
Allowance / charge-offs	0.97	x	0.75	x	0.60	x	0.68	x	0.60	x

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	2Q13 includes $144.2 million related to the acquisition of MNB.
(c)	2Q13 decline is related to MNB loans that were acquired at fair value and that do not carry an allowance.
(d)	3Q12 decline is primarily driven by a large relationship that was upgraded to accrual status.
(e)	NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies in 3Q12 as well as the impact of placing second liens on nonaccrual based on 3rd party data obtained on the performance status of non-FHN serviced first liens in 2Q13.
(f)	4Q12 charge-offs reflect favorable adjustment for lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(g)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(h)	1Q13 and 3Q12 increases relate to exercise of cleanup calls.

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											2Q13 Changes vs.
	2Q13		1Q13		4Q12		3Q12		2Q12		1Q13	2Q12

Total Regional Banking
Period-end loans ($ millions)	$12,633		$12,127		$12,819		$12,462		$11,962		4%	6%

30+ Delinq. % (a)	0.31%		0.36%		0.38%		0.45%		0.51%
NPL %	1.08		1.03		1.03		1.22		1.49
Charge-offs % (qtr. annualized)	0.29		0.18		0.41		0.55		0.51

Allowance / loans %	0.99%		0.99%		1.00%		1.14%		1.30%
Allowance / charge-offs	3.56	x	5.32	x	2.55	x	2.11	x	2.61	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$7,864		$7,580		$8,262		$7,929		$7,441		4%	6%

30+ Delinq. % (a)	0.13%		0.17%		0.23%		0.32%		0.31%
NPL %	0.96		0.89		0.85		0.97		1.11
Charge-offs % (qtr. annualized)	0.27		0.10		0.26		0.29		0.45

Allowance / loans %	0.99%		0.92%		0.95%		1.05%		1.14%
Allowance / charge-offs	3.81	x	8.71	x	3.87	x	3.71	x	2.64	x

Income CRE
Period-end loans ($ millions) (b)	$1,159		$1,048		$1,095		$1,141		$1,183		11%	(2)%

30+ Delinq. % (a)	0.55%		0.45%		0.41%		0.21%		0.55%
NPL %	1.85		2.32		2.78		3.78		4.34
Charge-offs % (qtr. annualized)	0.21		0.40		0.37		0.83		0.53

Allowance / loans % (c)	0.83%		1.00%		1.33%		1.81%		2.14%
Allowance / charge-offs	4.29	x	2.42	x	3.38	x	2.12	x	3.99	x

Residential CRE
Period-end loans ($ millions)	$43		$50		$53		$61		$79		(14)%	(46)%

30+ Delinq. % (a)	0.47%		—%		—%		1.34%		7.53%
NPL % (d)	16.62		17.66		17.59		19.08		40.77
Charge-offs % (qtr. annualized)	NM		NM		NM		5.07		2.26

Allowance / loans % (d)	6.54%		6.64%		7.19%		7.32%		14.72%
Allowance / charge-offs	NM		NM		NM		1.26	x	6.24	x

Consumer Real Estate
Period-end loans ($ millions)	$3,253		$3,152		$3,121		$3,047		$2,981		3%	9%

30+ Delinq. % (a)	0.58%		0.68%		0.65%		0.75%		0.76%
NPL % (e)	0.97		0.74		0.67		0.63		0.39
Charge-offs % (qtr. annualized) (f)	0.31		0.07		0.51		0.78		0.38

Allowance / loans %	0.87%		0.96%		0.81%		0.91%		0.94%
Allowance / charge-offs (f)	2.85	x	13.36	x	1.59	x	1.18	x	2.48	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$314		$297		$288		$284		$278		6%	13%

30+ Delinq. % (a)	1.14%		1.40%		1.45%		1.40%		1.32%
NPL %	0.20		0.34		0.35		0.37		0.15
Charge-offs % (qtr. annualized)	2.03		2.94		3.42		2.92		2.99

Allowance / loans %	2.02%		2.26%		2.21%		2.13%		2.26%
Allowance / charge-offs	1.03	x	0.79	x	0.65	x	0.75	x	0.76	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions) (g)	$205		$229		$180		$201		$119		(10)%	72%

30+ Delinq. % (a)	1.83%		2.55%		1.83%		2.12%		0.49%
NPL %	2.21		0.84		1.06		1.21		0.17
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM

Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	2Q13 includes $144.2 million related to the acquisition of MNB.
(c)	2Q13 decline is related to MNB loans that were acquired at fair value and that do not carry an allowance.
(d)	3Q12 decline is primarily driven by a large relationship that was upgraded to accrual status.
(e)	NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies in 3Q12 as well as the impact of placing second liens on nonaccrual based on 3rd party data obtained on the performance status of non-FHN serviced first liens in 2Q13.
(f)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(g)	1Q13 and 3Q12 increases relate to exercise of cleanup calls.

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

											2Q13 Changes vs.
	2Q13		1Q13		4Q12		3Q12		2Q12		1Q13	2Q12

Total Non-Strategic
Period-end loans ($ millions)	$3,359		$3,534		$3,710		$3,861		$4,105		(5)%	(18)%

30+ Delinq. % (a)	1.70%		1.62%		1.92%		2.06%		1.72%
NPL % (b)	5.17		3.66		3.59		3.90		3.64
Charge-offs % (qtr. annualized)	1.11		2.36		0.75		6.19		2.41

Allowance / loans %	4.09%		4.10%		4.01%		3.62%		4.02%
Allowance / charge-offs	3.58	x	1.69	x	5.22	x	0.56	x	1.64	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$503		$512		$535		$537		$541		(2)%	(7)%

30+ Delinq. % (a)	0.04%		0.08%		—%			*	—%
NPL %	9.13		8.95		9.82		13.65		13.77
Charge-offs % (qtr. annualized)	NM		NM		NM		NM			*

Allowance / loans %	3.14%		3.24%		3.37%		4.37%		4.78%
Allowance / charge-offs	NM		NM		NM		NM		NM

Income CRE
Period-end loans ($ millions)	$13		$15		$15		$20		$42		(13)%	(69)%

30+ Delinq. % (a)	—%		—%		—%		—%		—%
NPL %	14.02		17.34		17.16		18.84		14.07
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		0.30

Allowance / loans %	11.37%		8.84%		9.02%		9.64%		9.51%
Allowance / charge-offs	NM		NM		NM		NM		31.70	x

Residential CRE
Period-end loans ($ millions)	$3		$4		$5		$8		$10		(25)%	(70)%

30+ Delinq. % (a)	—%		—%		—%		0.07%		—%
NPL %	91.47		80.40		63.63		65.97		65.64
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		30.43

Allowance / loans %	2.22%		2.49%		5.13%		4.58%		5.40%
Allowance / charge-offs	NM		NM		NM		NM		0.15	x

Consumer Real Estate
Period-end loans ($ millions)	$2,297		$2,438		$2,568		$2,689		$2,874		(6)%	(20)%

30+ Delinq. % (a)	1.84%		1.89%		2.23%		2.26%		2.04%
NPL % (b)	3.84		1.83		1.69		1.34		1.01
Charge-offs % (qtr. annualized) (c) (d)	1.84		2.90		0.86		8.58		2.90

Allowance / loans %	4.03%		4.15%		4.04%		3.28%		3.67%
Allowance / charge-offs (c) (d)	2.12	x	1.39	x	4.51	x	0.37	x	1.24	x

Permanent Mortgage
Period-end loans ($ millions)	$527		$548		$569		$588		$619		(4)%	(15)%

30+ Delinq. % (a)	2.70%		1.91%		2.40%		3.09%		1.79%
NPL %	6.31		5.78		5.23		5.20		5.14
Charge-offs % (qtr. annualized)	0.89		2.35		1.29		1.42		1.54

Allowance / loans %	5.10%		4.62%		4.36%		4.32%		4.64%
Allowance / charge-offs	5.58	x	1.93	x	3.30	x	2.96	x	2.95	x

Other Consumer
Period-end loans ($ millions)	$16		$17		$18		$19		$19		(6)%	(16)%

30+ Delinq. % (a)	1.99%		2.26%		2.82%		3.59%		3.52%
NPL %	10.02		9.61		9.23		9.41		9.32
Charge-offs % (qtr. annualized)	3.72		5.44		9.49		6.92		11.66

Allowance / loans %	2.85%		2.78%		3.64%		2.37%		2.13%
Allowance / charge-offs	0.75	x	0.50	x	0.38	x	0.35	x	0.18	x

NM - Not meaningful

*	Amount is less than one percent.
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies in 3Q12 as well as the impact of placing second liens on nonaccrual based on 3rd party data obtained on the performance status of non-FHN serviced first liens in 2Q13.
(c)	4Q12 charge-offs reflect favorable adjustment for lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(d)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.

FHN ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY

Unaudited

(Millions)	2Q13	1Q13	4Q12	3Q12	2Q12
Commercial NPL Rollforward
Beginning NPLs	$152	$168	$214	$253	$268
+ Additions	14	9	10	5	21
+ Principal increase	—	—	—	—	1
- Resolutions and payments	(9)	(22)	(29)	(18)	(20)
- Net charge-offs	(2)	(2)	(5)	(8)	(12)
- Transfer to ORE	—	(1)	—	(2)	(1)
- Upgrade to accrual	—	—	(22)	(16)	(4)

Ending NPLs	$155	$152	$168	$214	$253

(Millions)	2Q13	1Q13	4Q12	3Q12	2Q12
ORE Inventory Rollforward (a)
Beginning balance	$32.7	$41.8	$50.6	$48.9	$59.1
Valuation adjustments	(1.9)	(1.0)	(1.5)	(2.7)	(2.1)

Adjusted balance	30.8	40.8	49.1	46.2	57.0
+ New ORE	4.0	1.2	7.5	11.9	6.0
+ Acquired ORE	22.8	—	—	—	—
+ Capitalized expenses	—	—	0.1	0.2	0.2
Disposals:
- Single transactions	(5.8)	(9.3)	(13.6)	(7.7)	(12.6)
- Bulk sales	—	—	(1.3)	—	(1.7)

Ending balance	$51.8	$32.7	$41.8	$50.6	$48.9

(a)	ORE excludes foreclosed assets related to government insured mortgages.

FHN: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $8.4 Billion (51.7% of Total Loans) as of June 30, 2013

% OS
General Corporate, Commercial, and Business Banking Loans	78%
Loans to Mortgage Companies	16%
Trust Preferred Loans	5%
Bank Holding Company Loans	1%

Consumer Real Estate (primarily Home Equity) Portfolio: $5.5 Billion (34.3% of Total Loans)

Origination LTV and FICO for Portfolio as of June 30, 2013	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	11%	23%	17%	7%
FICO score 720-739	2%	4%	4%	2%
FICO score 700-719	1%	4%	4%	2%
FICO score 660-699	2%	4%	4%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Regional Banking as of June 30, 2013	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	13%	24%	18%	9%
FICO score 720-739	1%	4%	3%	2%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	4%	3%	2%
FICO score 620-659	1%	1%	1%	1%
FICO score less than 620	1%	1%	1%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of June 30, 2013	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	8%	22%	15%	5%
FICO score 720-739	2%	6%	5%	2%
FICO score 700-719	2%	6%	6%	2%
FICO score 660-699	2%	5%	4%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	—%	—%	1%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO		% TN	% 1st lien
pre-2003	$0.1	139	78%	706		44%	32%
2003	$0.3	120	76%	726		32%	37%
2004	$0.5	107	79%	724		21%	27%
2005	$0.7	95	81%	729		17%	16%
2006	$0.6	84	78%	732		22%	17%
2007	$0.7	72	80%	737		25%	18%
2008	$0.3	61	76%	745		72%	51%
2009	$0.2	49	72%	749		87%	58%
2010	$0.3	35	80%	750		92%	74%
2011	$0.5	23	77%	760		90%	86%
2012	$0.9	12	76%	760		89%	91%
2013	$0.4	3	76%	759		88%	90%
Total	$5.5	62	78%	742	(a)	52%	48%

(a)	742 average portfolio origination FICO; 735 weighted average portfolio FICO (refreshed).

Permanent Mortgage Portfolio: $.7 Billion (4.6% of Total Loans) (a) (b)

	Loan-to-Value
	<= 60%	60% - <=80%	80% - 90%	>90%
Origination LTV for Portfolio as of June 30, 2013 :	19%	71%	5%	5%

(a)	Documentation type: 72% full doc; 23% stated; 5% other.
(b)	Product type: 72% jumbo; 11% Alt A; 17% other.

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Thousands)	2Q13	1Q13	4Q12	3Q12	2Q12
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,546,351	$2,599,727	$2,509,206	$2,531,888	$2,514,406
Less: Noncontrolling interest (a)	295,374	295,257	295,165	295,165	295,165
Less: Preferred stock	95,624	95,624	—	—	—

(B) Total common equity	$2,155,353	$2,208,846	$2,214,041	$2,236,723	$2,219,241
Less: Intangible assets (GAAP) (b)	170,906	156,014	156,942	157,921	158,901

(C) Tangible common equity (Non-GAAP)	$1,984,447	$2,052,832	$2,057,099	$2,078,802	$2,060,340
Less: Unrealized gains on AFS securities, net of tax	9,439	48,591	55,250	63,923	63,679

(D) Adjusted tangible common equity (Non-GAAP) (c)	$1,975,008	$2,004,241	$2,001,849	$2,014,879	$1,996,661

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,133,274	$25,166,427	$25,520,140	$25,739,830	$25,492,955
Less: Intangible assets (GAAP) (b)	170,906	156,014	156,942	157,921	158,901

(F) Tangible assets (Non-GAAP)	$24,962,368	$25,010,413	$25,363,198	$25,581,909	$25,334,054

Period-end Shares Outstanding
(G) Period-end shares outstanding	240,555	241,225	243,598	247,134	248,810

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,712,398	$2,738,558	$2,640,776	$2,641,392	$2,626,688
Less: Noncontrolling interest - FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Preferred Stock	95,624	95,624	—	—	—
Less: Trust preferred (g)	200,000	200,000	200,000	200,000	200,000

(I) Tier 1 common (Non-GAAP)	$2,121,958	$2,148,118	$2,145,960	$2,146,576	$2,131,872

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$20,550,720	$20,231,850	$20,153,430	$20,082,979	$20,022,430

Ratios
(C)/(F) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.95%	8.21%	8.11%	8.13%	8.13%
(A)/(E) Total equity to total assets (GAAP)	10.13%	10.33%	9.83%	9.84%	9.86%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.25	$8.51	$8.44	$8.41	$8.28
(B)/(G) Book value per common share (GAAP)	$8.96	$9.16	$9.09	$9.05	$8.92
(I)/(J) Tier 1 common to risk weighted assets (Non-GAAP) (d)	10.33%	10.62%	10.65%	10.69%	10.65%
(H)/(E) Tier 1 capital to total assets (GAAP) (d)	10.79%	10.88%	10.35%	10.26%	10.30%
(D)/(J) Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (Non-GAAP) (c) (d)	9.61%	9.91%	9.93%	10.03%	9.97%

Net interest income adjusted for impact of fully taxable equivalent (“FTE”) (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$147,324	$146,068	$153,889	$151,136	$148,599
FTE adjustment	1,756	1,670	1,645	1,555	1,580

Net interest income adjusted for impact of FTE (Non-GAAP)	$149,080	$147,738	$155,534	$152,691	$150,179

Capital Markets
Net interest income (GAAP)	$4,031	$3,900	$4,248	$4,753	$5,608
FTE adjustment	149	109	186	175	160

Net interest income adjusted for impact of FTE (Non-GAAP)	$4,180	$4,009	$4,434	$4,928	$5,768

Corporate
Net interest income (GAAP)	$(9,963)	$(8,621)	$(8,998)	$(6,096)	$(5,538)
FTE adjustment	8	8	11	22	16

Net interest income adjusted for impact of FTE (Non-GAAP)	$(9,955)	$(8,613)	$(8,987)	$(6,074)	$(5,522)

Non-Strategic
Net interest income (GAAP)	$18,627	$20,035	$21,459	$23,672	$24,006
FTE adjustment	—	—	—	—	—

Net interest income adjusted for impact of FTE (Non-GAAP)	$18,627	$20,035	$21,459	$23,672	$24,006

Total Consolidated
Net interest income (GAAP)	$160,019	$161,382	$170,598	$173,465	$172,675
FTE adjustment	1,913	1,787	1,842	1,752	1,756

Net interest income adjusted for impact of FTE (Non-GAAP)	$161,932	$163,169	$172,440	$175,217	$174,431

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	See Glossary of Terms for definition of ratio.
(d)	Current quarter is an estimate.
(e)	Defined by and calculated in conformity with bank regulations.
(f)	Represents FTBNA preferred stock included in noncontrolling interest.
(g)	Included in Term borrowings on the Consolidated Balance Sheet.

FHN GLOSSARY OF TERMS

Adjusted Tangible Common Equity to Risk Weighted Assets: Common equity excluding intangible assets and unrealized gains/losses on available-for-sale securities divided by risk weighted assets.

Core Businesses: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Discharged Bankruptcies: Residential real estate secured loans where the borrower has been discharged from personal liability through bankruptcy proceedings. Such loans that have not been reaffirmed by the borrower are charged down to estimated collateral value less disposition costs (net realizable value) and are reported as nonaccuring TDRs.

Lower of Cost or Market (“LOCOM”): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Restricted Real Estate Loans: Restricted loans that are assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

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First Horizon National Corporation Second Quarter 2013 Earnings July 19, 2013

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2 Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”, “should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

2Q13 Accomplishments

Results Improve from Realization of Efficiency Initiatives
Revenue Declines Due to Interest Rate Environment

Optimize Business Mix for Profitability & Returns

- Core Businesses' ROTCE at 11.8% and ROA at 1.02%[1]
- Regional Banking pre-tax pre-provision net revenue at $80mm, up 14%[2]
- Regional Banking average loans up 5% and average core deposits up 2%
- Consolidated average loans flat, despite Non-Strategic run-off of 18%
- FTN Financial fixed income average daily revenues at $0.9mm
  - Adversely impacted by the challenging market environment in the latter part of 2Q13
- Net charge-offs declined 54%

Improve Productivity & Efficiency

- Mortgage repurchase provision of $0 in the past 4 quarters
  - No change in outlook for future loss content
- Consolidated expenses declined 11%, excluding the $250mm addition to mortgage repurchase reserve and $22mm of legal accruals in 2Q12[3]
- Annualized target of less than $925mm of total expenses by year end 2013
- Regional Banking efficiency ratio improved 546bps to 62%
- Regional Banking revenue per FTE up 3%

Deploy Capital In Disciplined Manner[4]

- Tier 1 ratio at 13.2%
- Tier 1 Common at 10.3%
  - Final impact of Basel III estimated at ~50bps
- Acquired substantially all of the assets and liabilities of Mountain National Bank ("MNB") on June 7, 2013 from the FDIC
- Repurchased $8.0mm or 770 thousand common shares in 2Q13, resulting in $213mm or 24 million total shares repurchased since October 2011
  - Also entered into a $40mm repurchase arrangement, which will be completed in 3Q13
- Volume weighted average price per share of $10.33 in 2Q13 and $8.86 since October 2011[5]

FIRST HORIZON NATIONAL CORPORATION

All data is 2Q13 compared to 2Q12 unless otherwise noted. All non-GAAP numbers are reconciled in the appendix.
[1]Core Businesses include the Regional Banking, Capital Markets, and Corporate segments. Core ROTCE and ROA are annualized, non-GAAP, and an average of quarters 3Q12-2Q13. [2]Pre-tax pre-provision net revenue is a non-GAAP number. [3]Adjusted noninterest expense decline is non-GAAP. [4]Tier 1 and Tier 1 Common: current quarter is estimate; Tier 1 Common is a non-GAAP number. [5]Does not include an average $0.02 per share broker commission paid in 2Q13 and an average $0.03 per share broker commission paid since October 2011.

3

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4 Core Business Relative Positioning Core Businesses Continue to Deliver Solid Results Balance Sheet Positioned to Benefit from Rising Rates TTM Returns Key TTM Bonefish Metrics ROTCE2 ROA2 Capital ratios remain above normalized Bonefish capital levels NIM2 NCO %2 Fee Income % Efficiency Ratio In line with long-term Bonefish targets FTN Financial significant differentiator vs peers In line with long-term Bonefish targets Core efficiency ratio of 76% A 200bps rise in rates would have resulted in an efficiency ratio of 70%4 Core Businesses1 Significant latent income embedded in balance sheet A 200bps rise in rates would have improved NII by ~$70mm annually4 All non-GAAP numbers are reconciled in the appendix. 1Core Businesses include Regional Banking, Capital Markets, and Corporate. All core data is non-GAAP. Trailing 12 Months (TTM) is an average of quarters 3Q12-2Q13, which is non-GAAP. 2ROTCE, ROA, NIM, and NCO/Average Loans are annualized. ROTCE is a non-GAAP number. 3Asset weighted last four quarter average as of 1Q13. Peers defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. defined in appendix. 4All else equal, a 200bps rate shock results in ~$70mm increase in Core Businesses annual NII (see slide 10), as Non-Strategic is interest rate neutral. Core estimates are non-GAAP. FHN Favorable Peers3 FHN Unfavorable

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Financial Results 5

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Net income available to common shareholders at $41mm, with diluted EPS of $0.17 Pre-tax, pre-provision net revenue down slightly from $77mm to $75mm1 Revenue decreased $15mm or 5% FTN Financial revenue down $8mm or 10% due to market volatility and the spike in interest rates in the latter part of 2Q13 Mortgage banking noninterest income down $4mm or 40%, driven by negative mortgage warehouse valuation adjustment NII relatively stable and NIM up 1bp Expense decreased 5% from broad improvement in most categories Efficiency ratio improved to 75% from 76% Total provision stable at $15mm Net charge-offs down 32% to $18mm Regional Banking NCOs of $9mm or 29bps2 Total average loans down 1% Loans to mortgage companies down 6% Non-Strategic loans down 5% 6 Linked Quarter Comparison Numbers and percentages may not add to total due to rounding. All data is 2Q13 compared to 1Q13 unless otherwise noted. 1PPNR: Pre-tax pre-provision net revenue is a non-GAAP number and is reconciled to pre-tax income in the table. 2Net charge-off % is annualized. NM – Not meaningful. *Amount is less than 1%. 2Q13 Consolidated Results Net Income Steady at $41mm; Continued Expense Reduction Mostly Offsetting Sustained Environmental Pressure on Revenue

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2Q13 Segment Highlights Core Businesses Results Remain Solid 7 Core Businesses include the Regional Banking, Capital Markets, and Corporate segments. 1Corporate, Core Businesses, and Consolidated show net income available to common, which reflects $3mm of noncontrolling interest in each quarter and $1mm and $2mm of preferred stock dividends in 1Q13 and 2Q13, respectively. 2Segment EPS impacts are non-GAAP numbers and reconciled in the table. EPS impacts are calculated using the 2Q13 net income column divided by the 241mm diluted common shares outstanding. 3Revenue and expense are as of 2Q13. Revenue includes securities gain / losses. 4LQ: Linked quarter; 2Q13 compared to 1Q13. Numbers may not add to total due to rounding. Drivers and Impacts Revenue3 Expense Net Income1 LQ Change4 $ in millions $mm % 2Q13 Per Share Impact2 $209 $129 $72 $60 $(6) $17 $27 $21 $275 $206 $303 $227 $4 -$8 -$5 -$6 -$10 -$15 -$1 -$2 -$1 -$4 -$9 -$13 Regional Banking Capital Markets Corporate1 Core Businesses1 Non- Strategic Total1 2Q13 $43 $8 $(12) $38 $3 $41 1Q13 $49 $12 $(11) $50 $(9) $41 2Q12 $42 $12 $(10) $44 $(169) $(125) 2% -10% NM -17% -3% -5% -1% -3% -3% -2% -31% -5% $0.18 $0.03 $(0.05) $0.16 $0.01 $0.17 Provision: 2Q13 of $2mm vs $17mm in 1Q13 Mortgage warehouse valuation: $(2.5)mm in 2Q13 vs $0.3mm in 1Q13 Fixed income ADR at $0.9mm 2Q13 vs $1.1mm in 1Q13 Pre-tax income of $4mm in 2Q13 vs $(16)mm in 1Q13 Decrease driven by realization of efficiency initiatives. 2Q13 provision expense of $13mm vs provision credit of $2mm in 1Q13 Lower variable expenses somewhat offset by higher legal and professional fees in 2Q13 Increase primarily driven by 5% higher noninterest income NII down from lower yields on securities portfolio. Fee income decreased from reduction in BOLI income

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8 Numbers/percentages may not add due to rounding. (CHART) Regional Banking Commercial Loan Pipeline & Fundings Regional Banking Total Average Loans & Deposits Regional Banking Total Average Loans & Deposits $1.2B $16B 1% 5% Regional Banking Average Loans (CHART) Consumer CRE C&I ( Loans to Mortgage Companies) $15B Regional Banking Balance Sheet Average Loans Increased 5% Year Over Year Total average loans relatively steady linked quarter Strength in consumer loans Added $58mm of loans in the MNB acquisition Average loans to mortgage companies down 6% linked quarter, but period end balances up 23% Utilization rates remain low Competitive lending environment Commercial fundings up 32% linked quarter but down 1% year over year

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(CHART) 9 Numbers may not add to total due to rounding. 1Spread is loan yield minus core deposit rate. 2Duration is estimated as of 6.30.13. 3Other is primarily composed of FHLB and Federal Reserve Bank stock. Not included in duration calculations. Consolidated Balance Sheet Trends Uptick in Long End Interest Rates Impacting Unrealized Gains in the Securities Portfolio; Net Interest Spread Remains Steady Securities Portfolio Securities portfolio of $3.2B at 6/30/13 Effective duration of 3.2 years in 2Q13 compared to 1.9 years the prior quarter2 Modified duration of 4.0 years in 2Q13 and 3.9 years in 1Q132 Net unrealized gain of $16mm in 2Q13 vs $80mm in the prior quarter Net unamortized premium of $22mm in 2Q13 vs $24mm in 1Q13 (CHART) 450bps Consolidated Yields and Rates Net interest spread steady at 354bps in 2Q13 Floating rate loans comprise 67% vs fixed rate loans at 33% In 2Q13, FHN repaid $100mm of subordinated capital notes FTBNA repaid $250mm of subordinated notes in this quarter Balance Sheet Highlights

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(CHART) 10 Numbers may not add to total due to rounding. 1Data is as of 6.30.13 and is non-GAAP. Analysis uses FHN’s balance sheet as of 6.30.13. Long End +50bps assumes yield curve spreads widen ~50bps. Long end -50bps assumes yield curve spreads compress ~50bps. Bps impact assumes increase in Fed Funds rate. Non-Strategic is interest rate neutral, thus nearly all the sensitivity impact would be allocated to the Core Businesses. Net Interest Income Sensitivity Impact1 Net Interest Margin Low Rate Environment Pressuring Net Interest Margin, However Balance Sheet Poised to Benefit from Rising Rates Quarterly NIM expectation in range of 2.85%-2.95% by 4Q13—unchanged from earlier outlook Continued modest loan yield declines Decline somewhat offset by deposit costs Earning assets relatively stable No expected material actions to reduce asset sensitivity 2013 NIM Outlook (CHART) Net Interest Income and Margin $200mm NII down $1mm linked quarter to $160mm NIM up slightly linked quarter to 2.96% from 2.95% Improvement from lower cash balances held at Fed and higher day count, somewhat offset by lower average loan balances

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11 Agency Mortgage Repurchase-Related Expenses Fourth Consecutive Quarter of Zero Repurchase Provision Continue to Expect Future GSE Repurchase Provision to be Immaterial Data as of 2Q13. Numbers may not add due to rounding. 1Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. MI cancellations that have resulted in lost coverage are included in management’s assessment of the adequacy of repurchase reserves. Total Pipeline of Repurchase Requests1 Received 5th update of data in June from Fannie and still expect future repurchase provision to be immaterial Pipeline declined 9% linked quarter and down 45% year over year to $235mm New requests up 24% linked quarter reflecting anticipated acceleration of requests; total expected aggregate requests remain unchanged Sold mortgage origination platform in August 2008 (CHART) $500mm Key Assumptions Assumption 2Q13 Metrics Rescission Rates 45%—55% 49% No material change from Fannie in the scope of their loans selected for repurchase/make-whole review Loss Severity 50%—60% 52% Mortgage Repurchase Reserve ($ in millions) Beginning Balance Net Realized Losses Ending Balance Provision 2Q12 $161 $(51) $360 $250 3Q12 $360 $(68) $292 $0 4Q12 $292 $(60) $232 $0 1Q13 $232 $(48) $184 $0 2Q13 $184 $(61) $123 $0 Fannie / Freddie Mix 73% / 27% 87% / 13%

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12 Numbers/percentages may not add due to rounding. 12Q12 excludes $250mm of GSE-related mortgage repurchase expense and $22mm of legal accruals. 2010Y is an annual number, therefore is not annualized; 2010Y also excludes $190mm of GSE-related mortgage repurchase expense. These are non-GAAP numbers and a reconciliation is provided in the appendix. Annualized noninterest expense declined 5% linked quarter and 11% year over year from broad-based improvement in most categories1 Reduction in compensation, occupancy, FDIC premiums, foreclosed real estate costs, and subservicing fees Goal of less than $925mm of annualized run-rate of consolidated expenses by year end 2013 Consolidated efficiency ratio improved to 75% from 76% in 1Q13 Improving Productivity and Efficiency FHN Continues to Deliver on Efficiency Goals Targeting Below $925mm of Annualized Consolidated Expenses by End of 2013 Annualized Consolidated Noninterest Expense (CHART) $1.2B -21%1

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13 Non-Performing Assets 2Q13 net charge-offs of $18mm compared to $40mm in 2Q12 Regional Banking NCOs down $6mm or 41% 2Q12 NCOs of $9mm or 0.29%3 Non-Strategic NCOs down $16mm or 62% 2Q12 NCOs of $10mm or 1.11%3 (CHART) $1.0B (4)% (7)% 21% (2)% (11)% (9)% (0)% (9)% (22)% (2)% Reserves and Net Charge-Offs Reserves and Net Charge-Offs $80mm Incremental Charge-offs Associated with Bankruptcies2 $40 Numbers may not add due to rounding. All data is 2Q13 compared to 2Q12 unless otherwise noted. 14Q12 charge-offs included a favorable adjustment for lower loss estimate for discharged bankruptcies. 23Q12 had $40mm of charge-offs related to discharged bankruptcies per regulatory guidance. 3Net charge-off % is annualized. 2Q12 3Q12 4Q121 1Q13 2Q13 NPAs at $507mm ORE at $52mm in 2Q13 vs $33mm in 1Q13, increase driven by MNB acquisition NPL levels at $455mm ~$56mm of 2Q13 NPLs are related to compliance with regulatory guidance associated with the liens junior to first liens with performance issues Commercial NPLs of $155mm up 2% linked quarter, but down 39% year over year 2Q13 NPLs include $141mm of held for sale loans that carry an average negative fair value mark of ~52% Asset Quality Trends Continued Decline in Net Charge-Offs Non-Performing Assets Impacted by 2Q13 Events

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14 Basel III Final Rule Expect Minimal Impact on FHN’s Strong Tier 1 Common Ratio Tier 1 Common ratio of 10.3%1 Tier 1 Leverage ratio of 11.1% 2Q13 Actual 2Q13 Under Fully Phased in Basel III Final Rule2 2Q13 Under Fully Phased In Original Basel III Proposal2 Basel III Final Rule’s negative impact on Tier 1 Common is approximately 50bps Under fully phased-in Basel III Final Rule, estimated 2Q13 Tier 1 Common ratio is 9.8%, above the 7% threshold (Basel III minimum plus “capital conservation buffer”) Estimated Tier 1 Leverage of 9.0%, above 4% Basel III minimum Under original Basel III proposal, negative impact to Tier 1 Common was approximately 220bps Estimated Tier 1 Common of 8.1% Estimated Tier 1 Leverage of 8.3% Originally proposed change to risk weighting on residential mortgages would have negatively impacted Tier 1 Common by about 90bps, however this change was not included in the Basel III Final Rule 12Q13 Actual Tier 1 Common ratio is an estimate. 2Proforma impacts calculated as if Basel III was fully implemented.

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15 Trailing Twelve Months1 Consolidated Core Businesses4 Long-Term Targets ROTCE2 7.19% 11.75% 15.00 – 20.00% ROA2 0.65% 1.02% 1.25—1.45% NIM2 3.04% 3.26% 3.50—4.00% Tier 1 Common3 10.57% 8.00 – 9.00% NCO / Average Loans2 0.88% 0.35% 0.30—0.70% Fee Income / Revenue 48% 50% 40—50% Efficiency Ratio 78% 76% 60—65% All non-GAAP numbers are reconciled in the appendix. 1Average of quarters 3Q12-2Q13 for each metric, which is a non-GAAP number. 2ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a non-GAAP number. 3Tier 1 Common: current quarter is an estimate and a non-GAAP number. 4Core Businesses include Regional Banking, Capital Markets, and Corporate segment. Core data is non-GAAP. Building Long-Term Earnings Power: Bonefish Targets Focused on Growing Our Company Selectively and Profitably While Positioning Our Balance Sheet for Sustainable, Higher Returns in the Long Term

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16 Building a Foundation for Long-Term Earnings Power FHN is successfully executing on key priorities: Building foundation for strong balance sheet Reducing risk profile Optimizing business mix Maintaining asset sensitivity for long-term Expanding and deepening customer relationships Improving productivity and efficiency Smartly managing capital Controlling what we can control in challenging environment Successfully Executing on Key Priorities FHN Is Well Positioned For Long-Term Earnings Power

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Appendix 17

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18 2Q13 Credit Quality Summary by Portfolio Numbers may not add to total due to rounding. Data as of 2Q13. NM: Not meaningful. 1Credit card, Permanent Mortgage, and Other. 2Credit card, OTC, and Other Consumer. 3Net charge-offs are annualized. 4Exercised clean-up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on balance sheet in the Corporate segment.

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19 C&I and Income CRE Portfolio Detail C&I: TRUPs and Bank-Related Loans C&I: Loans to Mortgage Companies Data as of 2Q13. Numbers may not add to total due to rounding. 1Reserve coverage includes $29.9mm of LOCOM on TRUPs. 2Net of LOCOM. 3Net charge-off ratios are annualized. (CHART) $2.0B $8.4B portfolio, diversified by industry, managed primarily in Regional Banking Net charge-offs down 65% year over year to $3mm C&I consolidated reserves of 1.12% at 6/30/13 $504mm balances in TRUPs and bank-related loans One TRUP loan payoff occurred in 2Q13 $256mm whole-loan TRUPs to banks $156mm whole-loan TRUPs to insurance companies $91mm loans to bank holding companies and loans secured by bank stock Reserve coverage of 9.25%1 Six TRUPs totaling $46mm on deferral at 6/30/132 C&I: Overview (CHART) Income CRE: Asset Quality

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20 Home Equity: Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Data as of 2Q13. Numbers and percentages may not add due to rounding. FICO Score-Origination Lien Position Channel (CHART) (CHART) 58% % of portfolio 12% 11% 13% 6% (CHART) 88% 12% % of portfolio (CHART) 48% 52% % of portfolio

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(CHART) 21 Consumer Real Estate Portfolio 30+ Delinquency Net Charge-Offs Non-Strategic Portfolio Run-Off 1Source: McDash industry data as of April 2013. 23Q12 includes $38mm of charge-offs related to regulatory guidance on discharged bankruptcies. 4Q12 charge-offs include a favorable adjustment for lower loss estimate for discharged bankruptcies based on loan-level data obtained from new appraisals in 4Q12. (CHART) Industry1 = 6.22% Industry1 = 6.22% $4B $662 $18 $13 $24 $75mm $102

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22 Agency & Non-Agency: Mortgage Origination & Loan Data Agency and Pipeline ~$70B of Agency originations from 2005 to 2008 Received ~$2.5B1 of Agency-related repurchase requests to date or 3.6% of originations Represent 89% of all active repurchase/make whole requests in pipeline at 6/30/132 Pipeline of requests at $235mm in 2Q13, down 9% from $259mm in 1Q13 $157mm of Agency-related repurchase claims $23mm of mortgage insurer-related cancellations $21mm of non-Agency whole loan-related claims $34mm of other non-repurchase requests Data as of 2Q13. 1Requests include MI cancellation notices. 2Agencies account for 89% of all actual repurchase/make-whole requests in the pipeline as of 2Q13 and 84% of the active pipeline inclusive of PMI cancellation notices and all other claims. 3FHA insurance claims made after 3/31/12 may be added to investigation Other Whole Loan Sales and Non-Agency Represent 11% of all active repurchase/make whole requests in 2Q13 pipeline Some non-Agency FHN loans were bundled with other companies’ loans and securitized by the purchasers A trustee for a bundler has commenced a legal action seeking repurchase of FHN loans Certain purchasers have requested indemnity related to FHN loans included in their securitizations Loan file review process regarding certain bundled FHN loans has been initiated Non-Agency HUD/FHA Investigation Fannie Freddie Total GSE Loans Sold Ginnie Loans Sold Total Agency Loans Sold Total Demands (Request Rate) Resolved Cumulative Average Rescission Rate Average Loss Severity Realized Losses through 2Q13 Remaining Reserve at 6/30/13 Cumulative Total Losses plus Reserve GSE Aggregate Expected Loss Ratio Originations: 2005-2008 Amount $39.6B $18.0B $57.6B $11.9B $69.5B $2.4B / 3.5% $2.3B 45—55% 50—60% ~$627mm $123mm ~$750mm 1.3% HUD and the US DOJ are investigating FHA insurance claims on insured loans originated by FHN; initial period covers 1/1/06 through 3/31/123 During that period FHN originated ~50,000 loans with original UPB of ~$8.6B Approximately ~48,000 of those originations occurred prior to 9/1/08 FHN had an initial meeting with HUD and DOJ in 2Q13 HUD has reviewed a small sample of loans from the covered period, and its investigation remains incomplete; FHN has commenced its own review HUD and DOJ have made no demands but could seek up to treble and special damages under the False Claims Act and other laws FHN does not have the ability now to estimate a reserve or a range of reasonably possible losses

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(CHART) (CHART) 23 Private Label Securitization Exposure Manageable All data refers to the active 2005-2007 FHN branded private securitizations, unless otherwise noted. Data as of June 2013 with July remits. Source for all data, except where noted, is LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. Cohort (Industry) = Loans of similar type/vintage relevant reference group. 1Industry source: KDS Global. Includes all deals from 2005-2007. 2Performance determined by comparing 60D+ and Cumulative Loss ratios at the deal level. 60D+ balances are current UPB. Cumulative loss balances are original UPB. Originated and securitized $27B of First Horizon branded private label mortgages from 2005-2007 If any private label securitization (PLS) losses occur, they should be significantly less than the GSE experience More limited reps and warranties Statutes of limitations 100% of active PLS are older than 5 years, with 95% older than 6 years Strong relative performance vs industry cohorts No subprime securitizations Smaller average securitization size Origination Mix (CHART) FHN Industry1 Securitization Performance2 Repurchase Risk Differs For Private Label vs GSEs Most private label reps and warranties are not as comprehensive as GSE whole-loan reps and warranties More difficult for most non-agency investors to access loan files Generally requires a coordinated investor effort to compel trustees to investigate and pursue repurchase claims Investor interests are not necessarily aligned Trustee may initiate loan review and repurchase process on its own 60 Day+ Delinquencies (CHART) Cumulative Loss Outperforming Industry Cohort Underperforming Industry Cohort Average Deal Size: $342mm $891mm Key Points

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FHFA Litigation Securitizations FHFA Litigation Certificate Breakdown Numbers and percentages may not add to total due to rounding. Data source: June 2013 Trustee Reports and the FHFA lawsuit filed on 9/2/11. 1In April 2007, the GSEs purchased the remaining $161mm of UPB in the FHAMS 2005-AA12 IIA1 tranche, as reported in the FHFA lawsuit. This tranche had an origination balance of $213mm. 260D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more. 24 $1.0B $874mm* *The original balance related to the FHFA lawsuit is $874mm, plus an additional $9mm of cost over par, totaling $883mm

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Non-FHFA Litigation Securitizations Non-FHFA Litigation Certificate Breakdown Non-FHFA Litigation Certificate Breakdown 25 $576mm Numbers & percentages may not add to total due to rounding. Data source: June 2013 Trustee Reports. FHN settled an outstanding complaint with FHLB Chicago 2Q13. 1The complainants only purchased a portion of these tranches. Original UPB estimated based on the purchase price stated in the complaints. All other metrics prorated based on the ratio of purchase price to the total original UPB of the entire tranche. 2Royal Park is asking for indemnification on $100mm of the $190mm tranche as stated in the indemnification request. 360D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more.

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Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net income, assets, net interest income, charge-offs, revenue, noninterest income and expense, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & is reconciled to GAAP information below. 26 Numbers may not add to total due to rounding. 1ROA and Net Charge-offs / Average loans are annualized. 2Average of quarters 3Q12-2Q13.

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Reconciliation to GAAP Financials 27 Slides in this presentation use non-GAAP information of risk weighted assets, tangible common equity, net income, non-controlling interest, average common equity, intangibles, and various ratios using those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. Numbers may not add to total due to rounding. 1Estimated by applying risk based capital regulations to period end assets. 2Core Businesses include the Regional Banking, Capital Markets, and Corporate segments. 3Applies the quarterly consolidated Tier 1 Common ratio to the Non-Strategic risk weighted assets. The 2Q13 Tier 1 Common ratio is an estimate. 4Average of quarters 3Q12-2Q13.

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Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income, FTE adjustments, revenue, noninterest expense, FTEs, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & is reconciled to GAAP information below. 28 Numbers may not add to total due to rounding. 1Core Businesses include the Regional Banking, Capital Markets, and Corporate segments.

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Reconciliation to GAAP Financials 29 Slides in this presentation use non-GAAP information of equity, assets, tier 1 capital, risk weighted assets, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. Numbers may not add to total due to rounding. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. 3Average of quarters 3Q12-2Q13.

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Reconciliation to GAAP Financials 30 Slides in this presentation use non-GAAP information of tangible common equity, net income, risk weighted assets, FTEs, revenue, expense, and various ratios using those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. Numbers may not add to total due to rounding. 1Core Businesses include the Regional Banking, Capital Markets, and Corporate segments. Peer group includes UBSI, ONB, TRMK, IBKC, BXS, UMBF, BOH, VLY, FULT, WTFC, TCB, SUSQ, HBHC, WBS, CBSH, CFR, ASBC, SNV, BOKF, FNFG. Peer data is a four quarter average of each metric from 2Q12-1Q13.